Exhibit 10.1




                                  $300,000,000

                               FACILITY AGREEMENT

                               dated 20 JULY 2007

                                       for

                             AHR CAPITAL MS LIMITED

                                 as the Borrower

                                   arranged by

                      MORGAN STANLEY MORTGAGE SERVICING LTD

                         acting as the Security Trustee

                                       and

                               MORGAN STANLEY BANK

                         as the Initial Lender and Agent

              -------------------------------------------------

                 AMENDED AND RESTATED MULTICURRENCY REVOLVING
                              FACILITY AGREEMENT

              -------------------------------------------------
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                                   CONTENTS

CLAUSE                                                                      Page

1.     Definitions And Interpretation.........................................1
2.     The Facility..........................................................20
3.     Purpose...............................................................20
4.     Conditions Of Loans...................................................21
5.     Procedure For Loans...................................................21
6.     Optional Currencies...................................................27
7.     Repayment.............................................................28
8.     Repayment, Pre-Payment And Cancellation...............................28
9.     Interest..............................................................32
10.    Changes To The Calculation Of Interest................................32
11.    Fees..................................................................34
12.    Tax Gross Up And Indemnities..........................................35
13.    Increased Costs.......................................................39
14.    Other Indemnities.....................................................40
15.    Costs And Expenses....................................................41
16.    Mitigation By The Lenders.............................................42
17.    Representations.......................................................44
18.    Information Undertakings..............................................48
19.    General Undertakings..................................................49
20.    Events Of Default.....................................................54
21.    Changes To The Lenders................................................59
22.    Changes To The Obligors...............................................62
23.    Role Of The Agent.....................................................62
24.    Conduct Of Business By The Finance Parties............................69
25.    Sharing Among The Finance Parties.....................................69
26.    Payment Mechanics.....................................................71
27.    Set-Off...............................................................73
28.    Notices...............................................................73
29.    Calculations And Certificates.........................................75
30.    Partial Invalidity....................................................76
31.    Remedies And Waivers..................................................76
32.    Amendments And Waivers................................................76

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33.    Counterparts..........................................................76
34.    Entire Agreement......................................................80
35.    Governing Law.........................................................81
36.    Enforcement...........................................................81

Schedule 1 THE ORIGINAL PARTIES..............................................83
       Part I  The Obligors..................................................83
       Part II The Initial Lender............................................84

Schedule 2 CONDITIONS PRECEDENT..............................................85
       Part I   Conditions Precedent To First Loan Under This Agreement......85
       Part II  Conditions Precedent To All Loans............................86
       Part III Additional Requirements......................................88
       Part IV  Conditions Precedent To The Amendment And Restatement........89

Schedule 3 REQUEST FOR BORROWING.............................................91

Schedule 4 MANDATORY COST FORMULAE...........................................93

Schedule 5 FORM OF TRANSFER CERTIFICATE......................................96

Schedule 6 [RESERVED]........................................................98

Schedule 7 [RESERVED]........................................................99

Schedule 8 LMA FORM OF CONFIDENTIALITY UNDERTAKING..........................100

Schedule 9 [RESERVED].......................................................105

Schedule 10 PRICING MATRIX..................................................106

Schedule 11 REPRESENTATIONS AND WARRANTIES RE: ELIGIBLE COLLATERAL..........108

Schedule 12 FORM OF CUSTODIAL AGREEMENT.....................................116

Schedule 13 FORM OF OPINIONS COUNSEL TO BORROWER............................117

Schedule 14 [RESERVED]......................................................118

Schedule 15 [RESERVED]......................................................119

Schedule 16 SERVICER NOTICE.................................................120

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THIS AMENDED AND RESTATED AGREEMENT is dated 20 July 2007 and made between:

(1)   AHR CAPITAL MS LIMITED (the "Borrower");

(2)   MORGAN STANLEY MORTGAGE SERVICING LTD. ("the Security Trustee"); and

(3)   MORGAN STANLEY BANK (the "Initial Lender" and "the Agent").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions
        In this Agreement:

        "Account Bank" shall mean LaSalle Bank National Association.

        "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

        "Advance Rate" shall mean, for each item of Collateral, the advance rate set forth in the Request for Borrowing which shall be consistent with the Pricing Matrix, as set forth in Schedule 10 (Pricing Matrix).

        "Affiliate" shall mean, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and, with respect to the Borrower, any Person managed by the Borrower.

        "the Agent's Spot Rate of Exchange" shall mean the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. London Time on a particular day.

        "Applicable Margin" shall mean, with respect to each item of Collateral the Applicable Margin applicable to such item of Collateral as set forth in Schedule 10 (Pricing Matrix) or such other Applicable Margin as may be mutually agreed to by the Borrower and the Agent.

        "Appraisal" shall mean a valuation of any Property prepared by a valuer reasonably acceptable to the Agent.

        "Asset-Specific Loan Balance" shall mean the portion of any Loan allocable to each item of Eligible Collateral (converted into the Base Currency using the Agent's Spot Rate of Exchange as at the day which was one (1) Business Day prior to the relevant Funding Date of such Loan). Such portion shall initially consist of the sum of the Loans made on account of such Eligible Collateral, advance costs and fees to the extent properly incurred by the Lenders and the Agent and the Security Trustee hereunder and borrowed by the Borrower hereunder. Whenever this Agreement states that principal payments on account of a Loan are to be allocated or applied to or against the Asset-Specific Loan Balance of a specific item of Eligible Collateral, the Asset-Specific Loan Balance of such item of Eligible Collateral shall be deemed reduced accordingly by the amount of the principal payments so applied (converted into the Base Currency using the Agent's Spot Rate of Exchange as at the day which was one (1)

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        Business Day prior to the day on which such principal payments on account of such Loan are actually so allocated and applied).

        "Asset Value" shall mean, as of any date in respect of any item of Eligible Collateral, the price (if not expressed in the Base Currency, converted into the Base Currency using the Agent's Spot Rate of Exchange on the day such calculation is made) at which such item of Eligible Collateral could readily be sold, after giving effect to the value of any Interest Rate Protection Agreements with respect to such item of Eligible Collateral which are to be secured in favour of the Security Trustee as Collateral, as determined in good faith discretion by the Agent, which price may be determined to be zero and in no event shall exceed the then outstanding par value (where applicable) of the subject Eligible Collateral which consists of a Collateral Loan. The Agent's determination of Asset Value, which may be made at any time and from time to time, shall be conclusive, absent manifest error, upon the parties to this Agreement; provided that, without limiting the effect of Clause 8.3 (Mandatory Pre-Payment or granting of further security to the Security Trustee), the Asset Value shall be deemed to be:

        (1) zero or such greater amount as determined in sole but good faith discretion by the Agent in respect of each item of Eligible Collateral in respect of which there is a breach of a representation or warranty by a Collateral Obligor;

        (2) zero or such greater amount as determined in good faith, by, but at the sole discretion of the Agent in respect of each item of Eligible Collateral in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of thirty (30) days (after taking into account any applicable grace periods);

        (3) zero or such greater amount as determined in good faith, by, but at the sole discretion of, the Agent, in respect of each item of Collateral which has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of fourteen (14) days unless the Agent and Custodian have approved such release for a longer period of time; and

        (4) zero or such greater amount as determined in good faith, but at the sole discretion of, the Agent following the failure of Borrower to deliver the Collateral File associated with such item of Eligible Collateral to the Custodian within five (5) Business Days after the Funding Date associated with the Loan made in respect of such item of Eligible Collateral.

        Notwithstanding anything to the contrary contained in this definition, whenever an Asset Value determination is required under this Agreement:

        (a) the Borrower shall cooperate with the Agent in its good faith determination of the Asset Value of each item of Eligible Collateral (including, without limitation, providing all information and documentation in the possession of the Borrower or otherwise within the control of the Borrower regarding such item of Eligible Collateral); and

        (b) the Agent shall be entitled to consider any and all factors relevant to the determination of Asset Value including, without limitation, general and specific changes in the capital markets and the real estate markets, and other factors affecting any item of

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               Eligible Collateral, the Borrower, any Collateral Obligor or the
               transactions contemplated hereunder. Each communication by the Agent to the Borrower of an Asset Value determination pertaining to one or more items of Eligible Collateral shall be subject to the disclaimer provisions set forth in Clause
               33.3 (Disclaimers).

        "Authorisation" shall mean an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

        "Availability Period" shall mean the period from and including the Effective Date to and including the Termination Date.

        "Available Credit" shall mean, with respect to any Lender, such Lender's Maximum Credit minus:

        (a) the Base Currency Amount of its participation in any outstanding Loans; and

        (b) in relation to any Loans that are proposed to be made, the Base Currency Amount of its proportional participation in any Loans that are due to be made on or before the proposed Funding Date, other than such Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Funding Date.

        "B Notes" shall mean the original executed subordinated note or other evidence of a subordinated interest with respect to a Mortgage Loan or a Mezzanine Loan (to which the applicable representations and warranties in Clause 17.13 (Collateral; Collateral Security) hereof are correct).

        "Bank Agreement" shall mean the Collection Account Security and Control Agreement between inter alios the Borrower and the Security Trustee dated 17 February 2006.

        "Base Currency" shall mean dollars.

        "Base Currency Amount" shall mean, in relation to a Loan, the amount specified in the Request for Borrowing for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is one (1) Business Day before the Funding Date) adjusted to reflect any repayment, pre-payment, consolidation or division of the Loans.

        "Borrower Bank Accounts" or "Accounts" means the Borrower Sterling Account, the Borrower Yen Account and the Borrower Euro Account or either of them as the context may require (and any renewal or redesignation of such accounts) maintained with the Account Bank, the Irish Bank Accounts and any other bank accounts as the Borrower may open and maintain from time to time in accordance with the Bank Agreement and notified to the Agent and the Lenders.

        "Borrower Euro Account" means the euro denominated Borrower Bank Account maintained by the Account Bank with account number 40183181, account name AHR Capital MS Limited Euro Account (and any redesignation of such account).

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        "Borrower Irish Tax Requirements" shall mean the following:

        (a) the Borrower is and shall continue to be resident in the Republic of Ireland for the purposes of the Irish Taxes Act;

        (b) the Borrower carries on and shall continue to carry on in the Republic of Ireland the business of holding, managing or both the holding and managing of the Eligible Collateral or interests in the Eligible Collateral;

        (c) apart from activities ancillary to the business of managing or holding the Eligible Collateral or interests in the Eligible Collateral, the Borrower carries on and shall continue to carry on no other activities;

        (d) the market value of the Eligible Collateral or interests in the Eligible Collateral held or managed by the Borrower was not less than EUR 10,000,000 on the day on which the Eligible Collateral or interests in the Eligible Collateral were first held by it;

        (e) all of the transactions entered into or that will be entered into by the Borrower have been or will be entered into, as the case may be, on an arm's length basis, apart from any transaction or arrangement where Section 110(4) of the Irish Taxes Act applies to any interest or other distribution payable under the transaction or arrangement unless the transaction or arrangement concerned is excluded from that provision by virtue of Section 110(5) of the Irish Taxes Act;

        (f) the Borrower has notified the Irish Revenue Commissioners in the prescribed form that it is or intends to be a qualifying company for the purposes of Section 110(1) of the Irish Taxes Act and has supplied to the Irish Revenue Commissioners such other particulars relating to it as may be specified in the prescribed form;

        (g) the proceeds of all monies or funding received by the Borrower have been, or as applicable, shall be used by the Borrower in the course of its business as a qualifying company within the meaning of Section 110 of the Irish Taxes Act;

        (h) excluding costs of incorporation of the Borrower, any material expenses (being expenses in the aggregate exceeding $50,000 per annum) incurred or to be incurred by the Borrower including interest payable by the Borrower shall be deductible in computing its profits for the purposes of the Irish Taxes Act; and

        (i) any transaction entered into by the Borrower is not or will not be entered into by such Borrower for tax avoidance reasons.

        "Borrower Sterling Account" means the sterling denominated Borrower Bank Account maintained by the Account Bank with account number 40183203, account name AHR Capital MS Limited Sterling Account (and any redesignation of such account).

        "Borrower Yen Account" means the Yen denominated Borrower Bank Account maintained by the Account Bank with account number 40193829, account name AHR Capital MS Limited Yen Account (and any redesignation of such account).

                                     -4-
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        "Borrowing Base" shall mean the aggregate Collateral Value of the
        Collateral utilised pursuant to the Debenture to secure the amounts from time to time outstanding under the Finance Documents, including, but not limited to, the Loans.

        "Borrowing Base Deficiency" shall have the meaning provided in paragraph
        (a) of Clause 8.3(a) (Mandatory Pre-Payment or granting of further security to the Security Trustee) hereof. "Business Day" shall mean, a day (other than a Saturday or Sunday) on which banks are open for general business in:

        (a) London, or in relation to any date for payment or purchase of a currency other than sterling or euro the principal financial centre of the country of that currency;

        (b) in relation to any date for payment or purchase of euro, any TARGET Day; or

        (c) in relation to any notice to be given to a party pursuant to this Agreement (including a Request for Borrowing) the city in which such party's office for service is located.

        "Capital Lease Obligations" shall mean, for any person, all obligations of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalised amount hereof, determined in accordance with GAAP.

        "CMBS" shall mean, in the singular or plural as the context requires, debt securities backed by mortgages or other comparable security over commercial real estate or by securities, interests or other obligations backed directly or indirectly by such mortgages or other comparable security with the assigned Rating by the corresponding Rating Agency as set forth in Schedule 10 (Pricing Matrix).

        "Collateral" shall mean, all of the Borrower's right, title and interest in, to and under each of the following items of Property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

        (a) All Eligible Collateral with respect to which a Loan is made hereunder;

        (b) All Collateral Documents with respect to which a Loan is made hereunder and as to which the Custodian has been instructed to hold for the Security Trustee pursuant to the Custodial Agreement;

        (c) All guarantees and insurance (issued by any Governmental Authority or otherwise) and any insurance certificate or other document evidencing such guarantees or insurance relating to any Collateral and all claims and payments thereunder;

        (d)    All Interest Rate Protection Agreements;

        (e) All other insurance policies and insurance proceeds relating to the Collateral or related Property;

                                     -5-
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        (f)    All collateral or security however defined, under any other agreement between or any Obligor and the Lender and/or or any of their respective Affiliates; and

        (g) Any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

        "Collateral Documents" shall mean the documents comprising the Collateral File for each item of Eligible Collateral.

        "Collateral File" shall mean, as to each item of Collateral, those documents set forth in a schedule to be delivered by the Borrower or the Agent to the Custodian and which are delivered to the Custodian pursuant to the terms of this Agreement or the Custodial Agreement including, without limitation, all documents required by the Agent to better enable the Borrower to grant in favour of the Security Trustee and to perfect a first priority security interest in such item of Collateral.

        "Collateral Loan" shall mean, any Eligible Collateral consisting of a loan or an interest in a loan.

        "Collateral Obligor" shall mean, any obligor with respect to any Eligible Collateral any issuer of any debt security comprising any portion of the Collateral and the issuer of any Preferred Equity Interest.

        "Collateral Schedule" shall mean a list of the Eligible Collateral to be granted by way of security to the Security Trustee for the Secured Obligations under the Finance Documents attached to a Custodial Identification Certificate setting forth, as to each item of Eligible Collateral, the applicable information for such Collateral type specified in the Custodial Agreement.

        "Collateral Schedule and Exception Report" shall mean any collateral schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

        "Collateral Value" shall mean on any day, with respect to each item of Collateral, the product obtained by multiplying the Asset Value of such item of Collateral (converted into the Base Currency calculated by the Agent determining the Base Currency equivalent of such Asset Value by converting such Asset Value into the Base Currency using the Agent's Spot Rate of Exchange on such day) by the Advance Rate set forth in the Request for Borrowing associated therewith.

        "Commitment Fee" shall have the meaning provided in Clause 11 (Fees) hereof.

        "Corporate Services Agreement" shall mean the Management Agreement dated 27 January 2006 between the Borrower and Citco Corporate Services (Ireland) Limited.

        "Custodian" shall mean, LaSalle Bank National Association, as Custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

        "Custodial Agreement" shall mean the Custodial Agreement, dated as of 17 February 2006, between the Borrower, the Custodian and the Agent, substantially in the form of Schedule 12 (Form of Custodial Agreement) hereto, as the same shall be modified and supplemented and in effect from time to time.

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        "Custodial Identification Certificate" shall mean, the certificate executed by the Borrower in connection with the pledge of Eligible Collateral to the Security Trustee in the form of Schedule 3 to the Custodial Agreement.

        "Debenture" shall mean the Debenture to be entered into by, inter alios, the Borrower in favour of the Security Trustee.

        "Default" shall mean an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, or any combination of any of the foregoing) be an Event of Default.

        "Diligence Materials" shall mean the Preliminary Due Diligence Package together with the materials requested in the Supplemental Due Diligence List.

        "dollars" or "$" shall mean the lawful currency of the United States of America.

        "Due Diligence Review" shall have the meaning set forth in Clause 33.2 (Periodic Due Diligence Review).

        "Effective Date" shall mean, February 17, 2006.

        "Eligible Collateral" shall mean collectively: Mortgage Loans, Mezzanine Loans, B Notes, Preferred Equity Interests and CMBS and Other Approved Collateral to which the applicable section of Schedule 11
        (Representations and Warranties Re: Eligible Collateral) hereof is correct.

        "Eligible Collateral Asset" shall mean any particular item of Eligible Collateral.

        "Encumbered Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt comprised in a Mortgage Loan, or, in the case of any Mezzanine Loan, the Equity Interests and the real property related thereto.

        "Equity Interest" shall mean any interest in a person constituting a share of stock or a partner or membership interest or other right or interest in a person not characterised as indebtedness under GAAP (including, without limitation, a Preferred Equity Interest).

        "Equity Proceeds" shall mean with respect to the Guarantor, an amount equal to the net proceeds from the issuance of any securities of the Guarantor or the net proceeds due to the Guarantor from contributions to capital or otherwise by another person.

        "EURIBOR" means in relation to any Loan in euro:

        (a)    the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

                                     -7-
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        as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "euro" or "EUR" shall mean the single currency unit of the Participating Member States.

        "EU Insolvency Regulation" means Council Regulation (EC) No. 1346/2000 of 20 May 2000.

        "Event of Default" shall mean any event or circumstance specified as such in Clause 20 (Events of Default).

        "Examiner" has the meaning given to it in Section 2 of the Companies (Amendment) Act, 1990 of the Republic of Ireland and "Examinership" shall be construed accordingly.

        "Exit Fee" shall have the meaning ascribed to it in Clause 11.2 (Exit
        Fee).

        "Exit Fee Related Collateral" shall have the meaning ascribed to it in Clause 11.2 (Exit Fee).

        "Facility" shall mean the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

        "Facility Office" shall mean the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "Finance Documents" shall mean this Agreement, the Debenture, the Guarantee, the Custodial Agreement, the Bank Agreement, each Interest Rate Protection Agreement and any other document designated as such by the Agent and the Borrower.

        "Finance Party" shall mean the Agent, the Security Trustee and each Lender as the case may be and the context requires.

        "Funding Costs" shall mean, collectively, the actual costs to a Lender of breaking an interbank contract for LIBOR, or if applicable, EURIBOR (or the costs that would have been incurred if such a Lender had entered into a broken interbank contract prior to the expiration of the contract period applicable thereto in connection with (a) a pre-payment (whether voluntary or involuntary) of all or any portion of an Asset-Specific Loan Balance or other principal repayment required or permitted under the Finance Documents that is made at any time other than at the expiration of an Interest Period, (b) any voluntary or involuntary acceleration of the Termination Date that in effect occurs on any date that is not the last day of an Interest Period with respect to any Asset-Specific Loan Balance, and (c) any other set of circumstances not attributable solely to a Lender's acts, or related to an amendment of this Agreement by the parties hereto. Subject to the foregoing, Funding Costs shall not include a diminution in yield suffered by a Lender upon re-lending or re-investing the principal of a Loan after any pre-payment of such Loan.

        "Funding Date" shall mean the date on which a Loan is made hereunder.

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        "GAAP" shall mean

        (a) in respect of the Borrower, generally accepted accounting principles in effect from time to time in the Republic of Ireland; and

        (b) in respect of the Guarantor, generally accepted accounting principles in effect from time to time in the United States of America.

        "Governmental Authority" shall mean, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, the Guarantor or any of their respective Subsidiaries or any of their respective properties.

        "Guarantee" shall mean the Parent Guaranty and Indemnity executed by the Guarantor in favour of the Security Trustee dated 17 February 2006.

        "the Guarantor" shall mean Anthracite Capital, Inc., a Maryland corporation.

        "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "Indebtedness" shall mean any indebtedness for or in respect of:

        (a)    moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

        (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

        (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

        (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

        (i)    any Capital Lease Obligations;

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        (j)    any amount of any liability under an advance or deferred
               purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance;

        (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above; and

        (l) any other indebtedness of the Borrower whether financial or otherwise.

        "Information Memorandum" shall mean, the document in the form approved by the Borrower concerning the Borrower which, at its request and on its behalf, is to be prepared in relation to this transaction and distributed prior to the Syndication Date in connection with syndication.

        "Institutional Investor" shall mean a bank, insurance company, pension fund, real estate investment trust, registered investment advisor or other institutional investor or a corporation whose shares are publicly traded on the New York Stock Exchange or the American Stock Exchange, the London Stock Exchange, the Irish Stock Exchange or a similar internationally recognised stock exchange of another nation or any Affiliate of the foregoing, in each case, having not less than $500,000,000 in assets and $250,000,000 in equity, and having a long term unsecured debt rating of "A" by S&P or the equivalent by Moody's.

        "Institutional Owner" shall mean an insurance company, bank, savings and loan association, REIT, Real Estate Mortgage Investment Conduit, grantor trust, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer", within the meaning of Rule 144A under the Securities Act (U.S.) of 1993, as amended (other than a broker/dealer) or an institution substantially similar to any of the foregoing, or any entity wholly owned by any one or more such institutions, in each case, having not less than $500,000,000 in assets and $250,000,000 in equity, and having a long term unsecured debt rating of "A" by S&P or the equivalent by Moody's.

        "Intangible Assets" shall mean the excess of the cost over book value of assets acquired, patents, trademarks, trade names, copyrights, franchises and other intangible assets (excluding, in any event, the value of any residual securities and the value of any owned or purchased mortgage servicing rights).

        "Interest Payment Date" shall mean the first Business Day of each month and for the last month of this Agreement, the first Business Day of such last month and the Termination Date.

        "Interest Period" for any Loan shall mean (i) the period commencing on the Funding Date and ending on the day immediately preceding the next succeeding Interest Payment Date, and thereafter (ii) the period commencing on each Interest Payment Date and ending on the date immediately preceding the next succeeding Interest Payment Date.

        "Interest Rate Protection Agreement" shall mean, any, futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

        "Investment Management Agreement" shall mean the Investment Management Agreement dated 27 January 2006 between the Borrower and BlackRock Financial Management, Inc.

        "Irish Bank Accounts" means, collectively, the current account (account No. 26932332) and the deposit account (account No. 26933802) in the name of the Borrower with the Governor and Company of the Bank of Ireland.

        "Irish Taxes Act" has the meaning given to it in Clause 12.1 (Definitions).

        "the Lender" shall mean:

        (a)    Morgan Stanley Bank, a Utah Corporation; and

        (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 21 (Changes to the Lenders),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "Lenders' Net Aggregate Exposure" shall mean on any day, with respect to all Loans, a fraction:

        (a) the numerator of which shall be the sum of (i) the aggregate amounts of the Loans plus (ii) the aggregate amount of any and all senior Indebtedness and senior Preferred Equity Interest(s) secured in whole or in part by real property or direct or indirect beneficial interests therein relating to all Eligible Collateral securing such Loans; and

        (b) the denominator of which shall be the fair market value (in the Base Currency and if not expressed in the Base Currency, converted into the Base Currency using the Agent's Spot Rate of Exchange on the day such calculation is made) of the real property or direct or indirect beneficial interests referred to in (a) above as determined by the Agent in its sole good faith discretion.

        "Lenders' Net Exposure" shall mean, with respect to each Loan, a fraction:

        (a) the numerator of which shall be sum of (i) the Base Currency Amount of such Loan plus (ii) the amount of any and all Indebtedness and senior Preferred Equity Interest(s) (in each case converted into the Base Currency using the Agent's Spot Rate of Exchange on such day) secured in whole or in part by real property or direct or indirect beneficial interests therein relating to the Eligible Collateral granted as security to the Security Trustee in connection with such Loan; and

        (b) the denominator of which shall be the fair market value (in the Base Currency and if not expressed in the Base Currency, converted into the Base Currency using the Agent's Spot Rate of Exchange on the day such calculation is made) of the real property or direct or indirect beneficial interests referenced in (a) above as determined by the Agent in its sole good faith discretion.

        "LIBOR" shall mean, in relation to any Loan:

        (a)    the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, on or about 11:00 a.m. London time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period of thirty (30) days.

        "LMA" shall mean the Loan Market Association.

        "Loan" shall mean a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

        "Loan-To-Value Ratio" or "LTV" shall mean, as of any date in respect to any item of Eligible Collateral, the ratio that (x) the aggregate outstanding principal balances of all loans and preferred equity interests secured in whole or in part by real property or direct or indirect beneficial interests therein relating to such Eligible Collateral bears to (y) the value, determined by an Appraisal in a form reasonably acceptable to the Agent, of the real property (together with all applicable appurtenant interests and subject to all applicable security interests, encumbrances and tenancies), or direct or indirect beneficial interests which form the basis of such Eligible Collateral.

        "Majority Lenders" shall mean:

        (a) if there are no Loans then outstanding, a Lender or Lenders whose Total Maximum Credit aggregate more than 66(2)/3% of the Total Maximum Credit (or, if the Total Maximum Credit have been reduced to zero, aggregated more than 66(2)/3% of the Total Maximum Credit immediately prior to the reduction); or

        (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66(2)/3% of all the Loans then outstanding.

        "Mandatory Cost" shall mean the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

        "Material Adverse Effect" shall mean a material adverse effect on:

        (a) the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower or the Guarantor;

        (b) the ability of an Obligor to perform its obligations under any of the Finance Documents;

        (c) the validity or enforceability of any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents;

        (d) the timely payment of principal or of interest on a Loan or other amounts payable in connection therewith; or

        (e)    the Collateral.

        "Maximum Credit" shall mean in relation to any Lender, the amount in the Base Currency set opposite its name under the heading "Maximum Credit" in Part II of Schedule 1 (The Original Parties) and the amount in the Base Currency of any other Maximum Credit transferred to it under this Agreement as the same may be reduced in accordance with this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Mezzanine Loan" shall mean indebtedness of an owner or owners of any Equity Interest or any other equity or ownership interests in property secured only by such Equity Interest or other equity or ownership interest, each encumbering one or more commercial (including retail office, industrial, self-storage, hospitality or other commercial uses) or multi-family residential properties to which the applicable representations and warranties in Clause 17.13 (Collateral: Collateral Security) hereof are correct.

        "Moody's" shall mean Moody's Investors Service Inc. or any successor to its rating business.

        "Mortgage" shall mean the mortgage, charge or other instrument securing a Mortgage Loan, which creates a first ranking security interest on real property.

        "Mortgage Loan" shall mean a performing mortgage loan encumbering one or more commercial (including retail, office, industrial, self storage, hospitality or other commercial uses) or multi-family residential properties to which the applicable representations and warranties in Clause 17.13 (Collateral; Collateral Security) hereof are correct.
        "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

        "MS Indebtedness" means any Indebtedness of any Obligor owed to the Initial Lender or any of its respective Affiliates.

        "Net Worth" shall mean the amount which would be included under shareholders equity on a consolidated balance sheet of the Borrower and the Guarantor and its subsidiaries determined on a consolidated basis in accordance with GAAP.

        "Obligors" shall mean the Borrower and the Guarantor and "Obligor" shall mean either one of them as the context may require.

        "Optional Currency" shall mean sterling, Yen or euros or any other currency mutually agreed to by the Borrower and the Agent.

        "Other Approved Collateral" shall mean such other proposed Property of the Borrower as the Agent shall accept as Collateral for a Loan.

        "Participating Member State" shall mean any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

        "Party" shall mean a party to this Agreement.

        "Post Default Rate of Interest" shall have the meaning ascribed to it in Clause 9.3 (Default Interest).

         "Preferred Equity Interest" shall mean any interest in a person constituting preference shares or a preferred partnership or membership interest or other preferred right or interest in a person that is not characterised as indebtedness under GAAP.

        "Preliminary Due Diligence Package" shall mean, with respect to any item of Eligible Collateral, the following due diligence information relating to such item of Eligible Collateral to be provided by the Borrower to the Agent pursuant to this Agreement:

        (a) a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a prudent lender would consider material;

        (b) a cash flow pro-forma, plus historical information, if available;

        (c) a description of the Property comprised in such Eligible Collateral (whether real property, a loan or other collateral);

        (d)    the indicative relevant Loan-To-Value Ratio;

        (e) the Borrower's or the Guarantor's or any Affiliate thereof's relationship with its Collateral Obligor or any Affiliate of such Collateral Obligor, if any;

        (f) a Phase I environmental report (including asbestos and lead paint report);

        (g) third party reports, to the extent available and applicable, including:

               (i)    current Appraisal;

               (ii) Phase II environmental report or other follow-up environmental report if such was recommended in the relevant Phase I environmental report;

               (iii)  seismic reports; and

               (iv) an operations and maintenance plan with respect to asbestos containing materials;

        (h) documents comprising such Eligible Collateral, or current drafts thereof, including, without limitation, the underlying debt and the related finance documents (including any guarantees), the Collateral Obligor's organisational, or constitutional, documents, warrant agreements, and loan and collateral security agreements, as applicable;

        (i) a list that specifically and expressly identifies any Collateral Documents that relate to such Eligible Collateral but which are not in the Borrower's possession; and

        (j) in the case of Eligible Collateral which is other than an actual Mortgage Loan, all information and other materials described in this definition which would otherwise be provided for the underlying mortgage loan if it were an item of Eligible Collateral, except that, as to the items set forth in paragraphs (g) and (h), to the extent the Borrower possesses such information or has access to such information because it was provided to the related lead lender and made available to the Borrower.

        "Principal Receipts" means in relation to any Eligible Collateral purchased or otherwise acquired by the Borrower, any monies arising from such Eligible Collateral and received by the Borrower which are of a principal nature or are on account of principal, or are on account of a return of capital in relation to a Preferred Equity Interest.

        "Property" shall mean, any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "Proposed Eligible Collateral" means any item of Collateral that the Borrower proposes should be the subject of a Loan prior to the approval by the Agent as Eligible Collateral.

        "Qualifying Lender" has the meaning given to it in Clause 12.1 (Definitions).

        "Quotation Day" means in relation to any period for which an interest rate is to be determined the day that is one (1) day prior to the first day of that period.

        "Rating" shall mean the rating (or its equivalent) assigned by each Rating Agency for CMBS as set forth in Schedule 10 (Pricing Matrix).

        "Rating Agency" shall mean Moody's and S&P.

        "Reference Banks" shall mean the principal London offices of HSBC Bank plc, The Royal Bank of Scotland plc, Barclays Bank plc and Lloyds TSB Bank plc or such other banks as may be appointed by the Agent in consultation with the Borrower.

        "Relevant Interbank Market" shall mean in relation to euro, the European interbank market, in relation to sterling the London interbank market, in relation to Yen, the London interbank market and, in relation to any other currency, the London interbank market.

        "Repeating Representations" shall mean the representation and warranties of the Borrower set forth in Clauses 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 17.7, 17.9, 17.10, 17.11, 17.12, 17.13, 17.15, 17.16, 17.17, 17.18 and
        17.19 of this Agreement.

        "Request for Borrowing" shall mean a notice substantially in the form set out in Schedule 3 (Request for Borrowing).

        "Reservations" shall mean (i) the effect of bankruptcy, examination, insolvency or similar laws affecting generally the enforcement of creditor's rights, as such laws would apply in the event of any bankruptcy, examination, receivership, insolvency or similar event applicable to the relevant Obligor and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

        "Responsible Officer" shall mean, as to any person, the chief executive officer, chairman of the board, president, executive vice president, and, with respect of financial matters, executive vice president, vice president or the treasurer of such person.

        "Revenue Receipts" means any monies received by the Borrower which are not Principal Receipts (or the proceeds of the investment of the Borrower Principal Receipts).

        "S&P" shall mean Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its rating business.

        "Screen Rate" means:

        (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period;

        (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period;

        displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

        "Secured Parties" or "Secured Party" shall have the meaning provided in the Debenture.

        "the Security Trustee" has the meaning provided in the heading to this Agreement.

        "the Servicer" shall have the meaning provided in Clause 33.1 (Servicing) hereof.

        "Servicer Notice" shall have the meaning provided in Clause 33.1 (Servicing) hereof.

        "Servicing Agreement" shall have the meaning provided in Clause 33.1 (Servicing) hereof.

        "Servicing Records" shall have the meaning provided in Clause 33.1 (Servicing) hereof.

        "sterling" or "(pound)" shall mean the lawful currency of the United Kingdom.

        "Subordinated Loan Agreement" shall mean the agreement made between the Borrower and the Guarantor evidencing the subordinated debt of the Borrower to the Guarantor which shall not be dated later than the date of the initial loan under this Agreement.

        "Subsidiary" shall mean in the case of a company incorporated in England and Wales a subsidiary within the meaning of Section 736 of the Companies Act 1985 and in the case of the Borrower only a subsidiary within the meaning of Section 155 of the Companies Act, 1963 (as amended) of the Republic of Ireland:

        (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

        (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

        and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        "Supplemental Due Diligence List" shall mean with respect to any item of Proposed Eligible Collateral, information or deliveries concerning such Proposed Eligible Collateral that the Agent shall request in addition to the Preliminary Due Diligence Package.

        "Syndication Date" shall mean the day which is the day specified by as the day on which primary syndication of the Facility is completed.

        "Table Funded Eligible Collateral" shall mean Eligible Collateral to be acquired by the Borrower contemporaneously with the making of a Loan to it, where substantially all of the proceeds of the relevant Loan will be used to acquire such Eligible Collateral.

        "Tangible Net Worth" shall mean, as of a particular date:

        (a) all amounts which would be included under equity on the balance sheet of the Guarantor at such date, determined in accordance with GAAP, less

        (b)
               (i)   all amounts owing to the Guarantor from Affiliates; and

               (ii)  Intangible Assets.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

        "Tax" shall mean any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "Taxes Act" shall mean the Income and Corporation Taxes Act 1988.

        "Termination Date" shall mean February 17, 2008 or such earlier date on which this Agreement may terminate in accordance with its terms or by operation of law.

        "Total Maximum Credit" shall mean the aggregate of the Maximum Credit being $300,000,000 as at the date of this Agreement.

        "Transfer Certificate" shall mean a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

        "Transfer Date" shall mean in relation to a transfer, the later of:

        (a)    the proposed Transfer Date specified in the Transfer
               Certificate; and

        (b)    the date on which the Agent executes the Transfer Certificate.

        "Trust Receipt" shall mean the receipt delivered by the Custodian pursuant to the Custodial Agreement acknowledging receipt of a Collateral File in connection with a Loan.

        "Underwriting Issues" shall mean, with respect to any Collateral as to which the Borrower intends to request a Loan, all information that has come to the Borrower's attention, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, which would be considered a materially "negative" factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Collateral Documents), to a reasonable institutional lender in determining whether to originate or acquire the Collateral in question.

        "Unpaid Sum" shall mean any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "VAT" shall mean value added tax as provided for in the Value Added Tax Act 1972 as amended, of the Republic of Ireland and any other tax of a similar nature.

        "VAT Group" shall mean a VAT group as defined by Section 8(8) of the Value Added Tax Act, 1972, as amended of the Republic of Ireland.

        "Yen" and "(Y)" each mean the lawful currency for the time being of Japan.

1.2      Construction

        (a) Unless a contrary indication appears any reference in this Agreement to:

              (i) the "the Agent", "the Security Trustee" any "Finance Party", any "the Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

              (ii) "assets" includes present and future properties, revenues and rights of every description;

              (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

              (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

              (v) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

              (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

              (vii) a provision of law is a reference to that provision as amended or re-enacted; and

              (viii) a time of day is a reference to London time.

        (b) Section, Clause and Schedule headings are for ease of reference only.

        (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (d) A Default (other than an Event of Default) and an Event of Default is "continuing" if it has not been remedied or waived.

        (e) Unless a contrary intention appears words importing the singular shall include the plural and vice versa.

        (f) In this Agreement, unless otherwise specified, where an expression requires any amounts of money to be aggregated or otherwise added where such amounts are not all denominated in the same currency then the aggregate of such amounts shall be:

                                         D + X(R)

              where "D" is the aggregate of all such amounts denominated in the Base Currency and "X(R)" is the aggregate of all such amounts denominated in currency other than the Base Currency converted into the Base Currency using the Agent's Spot Rate of Exchange on the day such calculation is made.

1.3     Third party rights

        A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4     Original Facility Agreement

        The parties hereto originally entered onto a multicurrency revolving facility agreement dated 17 February 2006 (the "Original Facility Agreement"). The parties hereto now wish to amend and restate the Original Facility Agreement in the manner set out herein.

1.5     Repeating Representations

        The Borrower represents and warrants to each Finance Party in the terms of each of the Repeating Representations on the date hereof.

1.6     Conditions Precedent to Amendment and Restatement

        The Borrower may not deliver a Request for Borrowing after the date of this amended and restated agreement unless the Agent has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders, promptly upon being so satisfied.

1.7     Further Commitment Fee

        On the date hereof, the Borrower shall pay to the Agent (for the account of the Lenders) a fee of $101,643.84.

                                    SECTION 2
                                  THE FACILITY

2.      THE FACILITY

2.1     The Facility

        Subject to the terms of this Agreement, the Lenders make available to the Borrower a multicurrency revolving loan facility in a maximum aggregate amount from time to time outstanding equal to the Total Maximum Credit.

2.2     Finance Parties' rights and obligations

        (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) Subject to the terms and conditions of this Agreement, during the Availability Period the Borrower may borrow, repay and reborrow hereunder, provided that, notwithstanding the foregoing, no Lender shall have any obligation to make a Loan to the Borrower in excess of its Available Credit.

        (c) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

        (d) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.      PURPOSE

3.1     Purpose

        The Borrower shall apply all amounts borrowed by it under the Facility towards the acquisition or funding of Eligible Collateral and the purchase of Interest Rate Protection Agreements relating to such Eligible Collateral.

3.2     Monitoring

        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

                                    SECTION 3
                                      LOANS

4.      CONDITIONS OF LOANS

4.1     Initial conditions precedent

        The Borrower may not deliver its initial Request for Borrowing unless the Agent has received all of the documents and other evidence listed in
        Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders, promptly upon being so satisfied.

4.2     Further conditions precedent

        The Agent will only be obliged to comply with a Request for Borrowing if
        (i) on the Effective Date the representations and warranties made by each Obligor under each Finance Document are true in all material respects; and (ii) on any proposed Funding Date:

        (a) the Borrower has complied with the provisions of Part II and III of Schedule 2 (Conditions Precedent);

        (b) the Repeating Representations to be made by the Borrower and any other representations and warranties made by an Obligor under each Finance Document (other than this Agreement) are true in all material respects and in the case of the Repeating
               Representations, are deemed to be made by the Borrower by reference to the facts and circumstances then existing;

        (c) the procedures set out in Clause 5 (Procedure for Loans) have been complied with; and

        (d)    the Availability Period has not expired.

5.      PROCEDURE FOR LOANS

5.1     Preliminary Approval of Eligible Collateral

        In respect of any assets which the Borrower proposes to be included in the Borrowing Base and to be granted as security to the Security Trustee pursuant to the Debenture the Borrower shall:

        (a) submit to the Agent a Preliminary Due Diligence Package for the Agent's review and approval;

        (b) not later than five (5) Business Days after the Agent has received a complete Preliminary Due Diligence Package, the Agent may: (i) request in the Agent's sole but good faith discretion additional information that the Agent shall specify on a Supplemental Due Diligence List; (ii) notify the Borrower of the Asset Value for the Proposed Eligible Collateral; or (iii) deny, in the Agent's sole and absolute discretion, the Borrower's request for a Loan hereunder; and

        (c) In the event of a request for supplemental information by the Agent pursuant to paragraph (b)(i) of Clause 5.1, the Agent shall thereafter advise the Borrower in accordance with paragraph
               (b)(ii) of Clause 5.1 or paragraph (b)(iii) not later than five
               (5) Business Days following receipt of the requested information;

        The Agent's failure to respond to the Borrower's request shall be deemed to be a denial of the Borrower's request for a Loan, unless otherwise agreed to between the Borrower and the Agent in writing. Nothing in this Clause 5.1 or elsewhere in this Agreement shall, or be deemed to prohibit the Agent from determining in its sole but good faith discretion the adequacy, completeness and appropriateness of or from disapproving any and all financial and other underwriting data required to be supplied by the Borrower under this Agreement.

5.2      Final Approval of Proposed Eligible Collateral
        In the event that the Agent notifies the Borrower of the Asset Value for the Proposed Eligible Collateral and the Borrower desires to obtain a Loan secured by the Proposed Eligible Collateral the Borrower shall:

        (a) Notify the Agent of the Advance Rate selected by the Borrower with respect to such Loan which for greater certainty shall not cause the Lenders' Net Aggregate Exposure and the Lenders' Net Exposure for such Loan to exceed 80% and 85%, respectively;

        (b) Satisfy the conditions precedent set forth in Part I and/or II, as applicable, of Schedule 2 (Conditions Precedent); and

        (c) Provide the Agent, for the Agent's review, the following to the extent not otherwise included in the Preliminary Due Diligence
              Package:

              (i) Environmental and Engineering. If applicable an environmental report and an engineering report, each in form and substance satisfactory to the Agent, by an engineer and environmental consultant reasonably acceptable to the Agent.

              (ii)   Appraisal. If applicable an Appraisal.

              (iii) Insurance. With respect to Eligible Collateral that is secured on real property, certificates or other evidence of insurance demonstrating insurance coverage in respect of such real property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the related Collateral Documents or the finance documents related to such Eligible Collateral. Such certificates or other evidence shall indicate that the lead lender on the whole loan in which the Borrower is a participant will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favour of such additional insured with respect to the property policies required to be maintained under the related Collateral Documents.

              (iv) Survey. With respect to the Collateral, and to the extent obtained by the Borrower from the Collateral Obligor at the origination of the underlying loan, relating thereto, a current survey of such real property in a form reasonably satisfactory to the Agent.

              (v) Security Search Reports. Satisfactory reports of any registered security interests, tax security, judgment and litigation searches and certificate of title reports and updates, as applicable, conducted by a reputable law firm reasonably acceptable to the Agent with respect to the Collateral, the Borrower and the related Collateral Obligor; such searches to be conducted in each location the Agent shall reasonably designate.

              (vi) Security Instruments. All security instruments and documents granting, to the extent not already done so by the Debenture, to the Security Trustee a perfected first ranking security interest in the Eligible Collateral (and in or over any Interest Rate Protection Agreements held by the Borrower with respect thereto) which shall be subject to no additional security interest except as expressly permitted by the Agent. Such security instruments and documents shall contain such representations and warranties concerning the Eligible Collateral and such other terms as shall be reasonably satisfactory to the Agent.

              (vii) Opinions of Counsel. A copy of an opinion to the underlying lender on the Eligible Collateral and its successors and assigns from counsel to the Collateral Obligor on the underlying loan transaction, as applicable, as to the enforceability of the loan documents governing such transaction and such other matters as the Agent shall require (including, without limitation, opinions as to due formation and incorporation, authority, choice of law and perfection of security interests).

              (viii) Additional Real Property Matters. To the extent obtained by the Borrower from the Collateral Obligor relating to any item of Eligible Collateral at the origination of the underlying loan or equity interest relating thereto, the Borrower shall have delivered to the Agent such other real estate related certificates and documentation as may have been requested by the Agent pursuant to the terms of this Agreement, such as reports or certificates on title or other information in connection with the relevant real property.

              (ix) Eligible Collateral. In the case of Eligible Collateral which represents a participation interest in a Mortgage Loan, in addition to the delivery of the items in paragraphs (vi) and (vii) of Clause 5.2, the Agent shall have received all documentation specified in paragraphs (i) and (v) of Clause 5.2 as if the underlying mortgage loan were the direct Collateral to the extent the Borrower possesses such documentation or has access to such documentation because it was provided to the related lead lender and made available to the Borrower and, in addition, all documents evidencing the Eligible Collateral, including, but not limited to, an original participation certificate and the related participation agreement.

              (x) B Notes, Mezzanine Notes, and Preferred Equity Interests. In the case of a B Note, or Mezzanine Loan or Preferred Equity Interest, the Agent shall have received all documentation specified herein as if the underlying loan were the direct item of Collateral and, in addition, all documentation evidencing or otherwise relating to such B Note, Mezzanine Loan or Preferred Equity Interest, as applicable.

              (xi)   CMBS. In the case of CMBS, the Agent shall have received
                     (a) a copy of the applicable servicing agreement, trust deed, participation agreement or similar document governing the issuance and administration of the CMBS; (b) a copy of any new issue asset summary books; (c) copy of the applicable prospectus or offering memorandum; (d) to the extent that the CMBS is certificated, an original of the relevant certificate duly endorsed in blank to the Security Trustee; (e) to the extent that the CMBS is not certificated, all documents requested by the Agent to confirm that the CMBS is being held in an appropriate security account or such other evidence of confirmation of the sale to the Agent as the Agent shall require; and (f) a copy of any other agreement or instrument evidencing or otherwise governing the CMBS.

              (xii) Other Documents. The Agent shall have received such other documents as the Agent or its counsel shall request with respect to each or any item of Eligible Collateral.

5.3     Collateral Approval or Disapproval

        Following the date upon which the Borrower satisfied the conditions set out in Clause 5.2, or has delivered such items or documents fully executed, if applicable, in final form, the Agent shall either:

        (a) if the Collateral Documents with respect to the Collateral or the security interest to be granted over such Collateral in favour of the Security Trustee are not reasonably satisfactory in form and substance to the Agent, notify the Borrower that the Lender has not approved the Proposed Eligible Collateral; or

        (b) notify the Borrower and the Custodian that the Agent has approved the Proposed Eligible Collateral as Eligible Collateral and such notice shall identify the documents to be delivered to the Custodian in connection with such Eligible Collateral pursuant to Clause 5.2 (Final Approval of Proposed Eligible Collateral) and
              Part II and Part III of Schedule 2 (Conditions Precedent) and the party whom the Agent shall designate to record or register and/or file, as the case may be, any security interest or any document or agreement evidencing such security interest necessary to perfect the Security Trustee's security interest in the Eligible Collateral.

        The terms of delivery and filing and/or recordation or registration of such security interest shall if the Agent and the Security Trustee deem it necessary to do so be set forth in a separate agreement between the Agent, the Security Trustee and their designee. The Agent's failure to respond to the Borrower within two (2) Business Days shall be deemed to be a denial of the Borrower's request that the Agent approve the Proposed Eligible Collateral, unless the Agent and the Borrower have agreed otherwise in writing.

5.4     Procedure for Loan with Respect to Eligible Collateral

        Once the Agent has approved the Eligible Collateral in accordance with Clause 5.3 (Collateral Approval or Disapproval) above the Borrower may request a Loan hereunder, on any Business Day during the period from and including the Effective Date to and including the day falling fifteen
        (15) Business Days prior to the Termination Date, by delivering to the Agent, with a copy to the Security Trustee, a Request for Borrowing, which request must be received by the Agent prior to 2:00 p.m., London time, one (1) Business Day prior to the requested Funding Date provided that if the Borrower requests a Loan to be made in Yen, then the Borrower shall deliver the Request for Borrowing no later than two (2) Business Days prior to the requested Funding Date.

5.5     Completion of Request for Borrowing

        The Request for Borrowing shall:

        (a) attach a schedule identifying the Eligible Collateral that the Borrower proposes to grant by way of security to the Security Trustee and to be included in the Borrowing Base;

        (b)   specify the Funding Date;

        (c) specify the Advance Rate selected by the Borrower, which in no event shall cause: (i) the Lenders' Net Aggregate Exposure to exceed 80%; and (ii) the Lenders' Net Exposure for such Loan to exceed 85%;

        (d)   specify the Applicable Margin;

        (e) specify the account into which the aggregate amount of the Loan will be transferred;

        (f) specify the currency and amount of the Loan in order to comply with Clause 6 (Optional Currencies); and

        (g) attach a certificate signed by a Responsible Officer of the Borrower certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that the Borrower is in compliance with any requirements of any Governmental Authority and is qualified to do business in all required jurisdictions.

        Contemporaneously with the delivery of Request for Borrowing the Borrower shall deliver to the Agent, with a copy to the Custodian, a Custodial Identification Certificate along with the accompanying Collateral Schedule with respect to all proposed Eligible Collateral. In the event the Borrower revokes the Request for Borrowing delivered to the Agent, the Borrower shall be liable to pay, no later than one (1) Business Day after written request from the Agent, and hereby agrees to indemnify and hold the Agent and the Lenders harmless from and against, all losses, costs and expenses incurred by the Agent or the Lenders in connection with the revocation of such Request for Borrowing.

5.6     Delivery of Collateral Files and Finance Documents.

        In connection with the approval of the Eligible Collateral and the delivery of a Request for Borrowing the Borrower shall comply with the following requirements,

        (a) The Borrower shall deliver the Collateral Files in the following manner:

              (i) in the case of Eligible Collateral that is not Table Funded Eligible Collateral, the Borrower shall deliver to the Custodian no later than 3:00 p.m., London time, two (2) Business Days prior to the Funding Date all fully executed original or copy documents and instruments required by the Agent to comprise the Collateral File; and

              (ii) in the case of Table Funded Eligible Collateral, the Borrower shall deliver to the Custodian no later than three
                     (3) Business Days after the Funding Date all fully executed original or copy documents and instruments required by the Agent to comprise the Collateral File.

        (b) No later than 5:00 p.m., London time, (1) Business Day prior to each Funding Date, the Borrower shall provide the Custodian with a final Custodial Identification Certificate and related Collateral Schedule with respect to the Eligible Collateral, indicating any changes, if any, from the Custodial Identification Certificate and related Collateral Schedule heretofore delivered to the Agent and the Custodian pursuant to Clause 5.5 (Completion of Request for Borrowing) above.

        (c) If the Borrower shall deliver the Request for a Borrowing pursuant to Clause 5.4 (Procedure for Loan with respect to Eligible Collateral) and all conditions precedent set forth in Clauses 5.1 (Preliminary Approval of Eligible Collateral), 5.2 (Final Approval of Proposed Eligible Collateral), 5.3 (Collateral Approval or Disapproval), 5.4 (Procedure for Loan with respect to Eligible Collateral) and Parts I and II of Schedule 2 (Conditions Precedent) have been met, and provided no Default or Event of Default shall have occurred and be continuing, the Agent shall advise the Lender(s) and the Lender(s) shall make a Loan to the Borrower on the Funding Date, in the amount so requested and approved by the Agent.

        (d) Subject to the satisfaction of the conditions set out in this Clause 5 and to the provisions of Schedule 2 Parts I and II, a Loan will be made available to the Borrower on the Funding Date by no later then 3:00 p.m., London time, on such date, and the funds comprised in such Loan will then be made available to the Borrower by the Lender transferring, via wire transfer, to the relevant account identified by the Borrower in the related Request for Borrowing in the aggregate amount of such Loan in funds immediately available to the Borrower. The Agent may consider on a case-by-case basis in its sole and absolute discretion, alternative funding arrangements requested by the Borrower.

        (e) From time to time, the Borrower shall forward to the Custodian additional original documents or additional documents evidencing any: (i) assumption, modification, consolidation or extension of a Collateral Loan Document comprising a portion of the Collateral; or (ii) any amendment to the operative documents with respect to Other Approved Collateral, in each case approved by the Agent in accordance with the terms of this Agreement and upon receipt of any such other documents, the Custodian shall hold such other documents as the Agent shall request from time to time.

        (f) With respect to any documents which have been delivered or are being delivered to recording or registration offices for recording or registration and have not been returned to the Borrower in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower shall deliver to the Custodian a true copy thereof with a certificate of a Responsible Officer of the Borrower certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. The Borrower shall deliver such original documents to the Custodian promptly when they are received.

        (g) Notwithstanding anything in this Agreement to the contrary, if the Borrower proposes that Other Approved Collateral should serve as the Collateral for a Loan, then the procedure for the approval of such Other Approved Collateral, shall follow, mutatis mutandis, the procedures described in Clauses 5.1 (Preliminary Approval of Eligible Collateral), 5.2 (Final Approval of Proposed Eligible

              Collateral), 5.3 (Collateral Approval or Disapproval), paragraphs
              (a) - (d), (f) and (g) of this Clause 5.6 and such other procedures including those set out in Schedule 2 Part III as the Agent shall in its sole discretion require.

5.7     Lenders' participation

        (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Funding Date through its Facility Office.

        (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Credit to the Total Maximum Credit immediately prior to making the Loan.

        (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case on or about 11:00 am London time.

6.      OPTIONAL CURRENCIES

6.1     Selection of currency

        The Borrower shall select the currency and amount of a loan in a Request for Borrowing.

6.2     Currency and amount

        The currency specified in a Request for Borrowing shall be any Optional Currency but not dollars.

6.3     Unavailability of a currency

        If on the Funding Date:

        (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

        (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

        the Agent will give notice to the Borrower to that effect on the Funding Date. In this event, any Lender that gives notice pursuant to this Clause 6.3 will be required to participate in the Loan in the Base Currency, Yen, sterling or euros as the relevant Lender may select in an amount equal to that Lender's proportionate amount of the proposed Loan converted to the selected currency at the Agent's Spot Rate of Exchange for the purchase of the requested optional currency at or around 11:00 am (London time) on the relevant Funding Date. Such Lender's participation will be treated as a separate Loan denominated in the Base Currency, Yen, sterling or euros as the Lender may indicate during the relevant Interest Period.

6.4     Participation in a Loan

        Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.7 (Lenders' participation).

                                    SECTION 4
                    REPAYMENT, PRE-PAYMENT AND CANCELLATION,
                          MANDATORY REPAYMENT OR PLEDGE

7.      REPAYMENT

        The Borrower shall repay the aggregate outstanding principal amount of the Loans and all accrued and unpaid interest thereon on the Termination Date.

8.      REPAYMENT, PRE-PAYMENT AND CANCELLATION

8.1     Illegality

        If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

        (a) the Lender shall promptly notify the Agent upon becoming aware of that event;

        (b) upon the Agent notifying the Borrower, the relevant Loan of that Lender will be immediately cancelled; and

        (c) the Borrower shall repay that Lender's participation in the relevant Loan made to the Borrower on the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2     Voluntary pre-payment of Loans

        The Borrower may, if it gives the Agent not less than two (2) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the Base Currency Amount of such Loan by a minimum amount of $100,000), provided that any such pre-payment shall be accompanied by an amount representing any accrued but unpaid amounts due under the Finance Documents, and the Exit Fee, if applicable.

8.3     Mandatory Pre-Payment or granting of further security to the Security
        Trustee

        (a) Pre-Payment or granting of further security on Borrowing Base Deficiency

              The Agent may determine and re-determine the Borrowing Base on any Business Day and on as many Business Days as it may elect. If at any time the Base Currency amount of the aggregate outstanding principal amount of the Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Agent and notified to the Borrower on any Business Day, the Borrower shall, not later than one (1) Business Day after receipt of such notice, either prepay the Loans in part or in whole or grant to the Security Trustee by way of security for the Secured Obligations such additional Eligible Collateral (which Eligible Collateral shall be in all respects acceptable to the Agent in accordance with the provisions of this Agreement) such that after giving effect to such pre-payment or the granting of such security that the aggregate outstanding principal amount of the Loans will not exceed the Borrowing Base.

        (b)   Pre-payment on event of default relating to the Collateral

              If at any time under any Collateral Document evidencing
              Collateral: (i) there is an "Event of Default" (as defined in the applicable documents in the Collateral File), or event with which the giving of notice or lapse of time or both would become an "Event of Default" (as defined in the applicable documents in the Collateral File); or (ii) any representation or warranty made by or on behalf of the relevant Collateral Obligor becomes false or misleading in any material respect; or (iii) the relevant Collateral Obligor or person fails to perform or observe any material covenant or other obligation, the Agent may, in its sole discretion and without regard to any determination of the Asset Value of such Collateral, notify the Borrower of such occurrence and may require that the Asset-Specific Loan Balance related to the relevant Collateral be prepaid, in whole or in part, in the determination of the Lender; provided, however, the Borrower may reallocate the Asset-Specific Loan Balance relating to the relevant Collateral to other Collateral securing the Loans (if applicable) to the extent consistent with the terms of this Agreement, and the Borrower shall only be required to prepay that portion of such Asset-Specific Loan Balance to the extent such reallocation would cause a Borrowing Base Deficiency. Not later than one (1) Business Day after the receipt of such notice, the Borrower shall prepay such portion of the Asset-Specific Loan Balance related to such Collateral as shall have been required by the Agent. The Agent may, in its sole discretion, determine and re-determine the amount to be prepaid irrespective of whether or not any statement of fact contained in any officer's certificate delivered pursuant to paragraph (g) of Clause 5.5 (Completion of Request for Borrowing) or any representation or warranty of the Borrower set forth in Clause 17.16 (True and Complete Disclosure) was true to the Borrower's actual knowledge.

        (c)   Pre-payment, Amortisation

              The Borrower shall utilise all Principal Receipts in pre-paying the relevant Loan or Loans related to the Eligible Collateral from which such Principal Receipts have arisen and in any event shall strictly comply with the provisions of Clause 19.19 (Remittance of Pre-payments).

        (d)   Re-payment, General

              With respect to any item of Collateral, the Borrower shall pre-pay to the Agent an amount equal to the amount of casualty or condemnation proceeds (if any) paid to, or for the benefit of, the Borrower or any Collateral Obligor in respect of such item of Collateral that is destroyed to the extent that the Borrower is not required under the underlying collateral documents with the Collateral Obligor to reserve, escrow, re-advance or apply such proceeds for the benefit of such Collateral Obligor or the underlying collateral. So long as no Default or Event of Default has occurred and is then continuing, such amounts paid to the Agent shall be applied in reduction of the Asset-Specific Loan Balance relating to such item of Collateral. Each voluntary pre-payment received during the continuation of any Default or Event of Default hereunder shall be applied in accordance with provisions contained in Clause 15 of the Debenture.

8.4     Right of repayment and cancellation in relation to a single Lender

        (a)   If:

              (i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

              (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

              (iii) any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost formulae),

                  the Borrower may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or, (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of a Loan of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

        (b) On receipt of a notice referred to in paragraph (a) above, the Loan of that Lender shall immediately be reduced to zero.

        (c) Promptly after the Borrower has given notice under paragraph, the Borrower shall repay that Lender's participation in that Loan.

8.5     Restrictions

        (a) Any notice of cancellation or pre-payment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or pre-payment is to be made and the amount of that cancellation or pre-payment.

        (b) Any pre-payment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Funding Costs (except in the case of a pre-payment under paragraphs (b) and (d) of Clause 8.3 and paragraph (b) of Clause 10.2 in respect of which the applicable Funding Costs shall be waived), without premium or penalty, except for all amounts due under Clause 11
              (Fees) hereof

        (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be re-borrowed in accordance with the terms of this Agreement.

        (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Total Maximum Credit except at the times and in the manner expressly provided for in this Agreement.

        (e) No amount of the Total Maximum Credit cancelled under this Agreement may be subsequently reinstated.

        (f) So long as no Default or Event of Default has occurred and is then continuing, each voluntary pre-payment shall be applied to reduce any Asset Specific Loan Balance as designated by the Borrower to the Agent in writing.

        (g) Each voluntary pre-payment received during the continuation of any Default or Event of Default hereunder shall be applied in such manner as the Security Trustee shall determine in its sole and absolute discretion subject always to the provisions contained in Clause 15 of the Debenture.

8.6     Release of Security Interest

        Upon the termination of this Agreement and the repayment by the Borrower or the Guarantor to Lender of all Loans and the performance of all of the Obligors' other obligations under the Finance Documents and related documents in accordance with the Debenture and the discharge in full of all of the other Secured Obligations the Security Trustee shall release its security interest in any remaining Collateral.

                                    SECTION 5
                                  COSTS OF LOAN

9.      INTEREST

9.1     Calculation of Interest

        The Agent shall calculate the rate of interest on each Loan for each Interest Period which will be the percentage rate per annum which is the aggregate of:

        (a)   the Applicable Margin;

        (b)   LIBOR or, in relation to any Loan in euro, EURIBOR, plus;

        (c)   Mandatory Costs, if any.

9.2     Payment of Interest

        On each relevant Interest Payment Date the Borrower shall pay all accrued and unpaid interest on each Loan in respect of the preceding Interest Period.

9.3      Default Interest

        (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably) (the "Post Default Rate of Interest"). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

        (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4     Notification of rates of interest

        The Agent shall at the request of a Lender or the Borrower notify the requesting party of the determination of the rate of interest applicable to any Interest Period under this Agreement.

9.5     Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.     CHANGES TO THE CALCULATION OF INTEREST

10.1    Absence of quotations

        Subject to Clause 10.2 (Market disruption), if LIBOR, or if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation on or about 11:00 am London time on the Quotation Day, LIBOR, or if applicable, EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2    Market disruption

        (a) If a Market Disruption Event occurs in relation to a Loan then the Borrower shall be notified promptly thereof by the Agent and the rate of interest shall be the sum of:

              (i)    the Applicable Margin;

              (ii) the rate notified to the Agent by each Lender of such Loan as soon as practicable and in any event before interest is due to be paid in respect of the correct Interest Period in respect of such Loan, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

              (iii) the Mandatory Cost, if any, applicable to that Lender's participation in a Loan.

        (b) Promptly after determination of the rate of interest in relation to a Loan in accordance with paragraph (a) of Clause 10.2, the Agent shall notify the Borrower of such rate of interest whereupon the Borrower shall either: (i) proceed with the Loan at the rate of interest provided for in this Agreement; (ii) prepay the Loan in relation to which the rate of interest in paragraph (a) of Clause 10.2 was determined; or (iii) revoke the Request for Borrowing in relation of which the rate of interest was determined in paragraph (a) of Clause 10.2.

        (c)   In this Agreement "Market Disruption Event" means:

              (i) at 11:00 am, London time on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR, or if applicable, EURIBOR for the relevant Interest Period; or

              (ii) the Lender determines in its discretion that before close of business in London on the Quotation Day for calculating interest the Agent receives notifications from a Lender that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR, or if applicable, EURIBOR.

10.3    Alternative basis of interest or funding

        (a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing to a substitute basis for determining the rate of interest.

        (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Agent and the Borrower, be binding on all Parties.

        (c) During the period of negotiations set forth in paragraph (a) above the rate of interest shall be either:

              (i) the rate of interest on such Loan during the last Interest Period preceding the Market Disruption Event; or

              (ii) if no interest rate existed in respect of such Loan prior to the Market Disruption Event then the rate of interest calculated in accordance with Clause 10.1 above.

              Following the determination of the rate of interest in accordance with paragraph (a) above such rate of interest shall be deemed to be the rate of interest in respect of such Interest Period, replacing the default rate of interest stipulated under this paragraph (c) and the amount paid, or overpaid, by the Borrower to the Agent in respect of the difference between the two such interest rates, if any, shall forthwith be paid to the Agent or Borrower as the case may be.

11.     FEES

11.1    Commitment Fee

        On the Effective Date, the Borrower shall pay to the Agent (for the account of the Lenders) a fee in the Base Currency computed at the rate of 0.35 per cent. of the Total Maximum Credit as at the Effective Date.

11.2    Exit Fee

        (a) Notwithstanding anything else herein the Borrower shall pay to the Agent an exit fee (the "Exit Fee") in the Base Currency in respect of any Collateral released with respect to a Loan being repaid or pre-paid pursuant to paragraph (a) of Clause 8.2 (Voluntary pre-payment of Loans) in an amount equal to 0.20 per cent. of the Collateral Value applicable to such Collateral (the "Exit Fee Related Collateral"). The Exit Fee contemplated by this Clause
              11.2 shall be waived by the Agent in connection with any voluntary or mandatory pre-payment in whole as a result of a corresponding payment of amounts of a principal nature arising from the Exit Fee Related Collateral pursuant to the terms of the Collateral Documents related thereto.

        (b) In circumstances where Exit Fee Related Collateral has been released and the Borrower has duly paid to the Agent the Exit Fee required by paragraph (a) of this Clause 11.2, the Agent hereby agrees that if a securitisation of the Exit Fee Related Collateral whose refinancing or proposed refinancing has given rise to the relevant prepayment or re-payment of such Loan is not consummated within six (6) calendar months following the date of the relevant repayment or pre-payment then the Agent will refund to the Borrower the related Exit Fee on the next succeeding Interest Payment Date.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

12.     TAX GROSS UP AND INDEMNITIES

12.1    Definitions

        (a)   In this Agreement:

              "Codified Banking Directive" means EU Council Directive 2000/12/EC of 20 March 2000.

              "Irish Taxes Act" means the Taxes Consolidation Act, 1997 of the Republic of Ireland, as amended.

              "Protected Party" means a Finance Party, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

              "Qualifying Lender" means any of the following persons:

              (a) the holder of a licence for the time being in force granted under section 9 of the Irish Central Bank Act 1971 or an authorised credit institution under the terms of EU Council Directive 2000/12/EC of 20 March 2000 which has duly established a branch in the Republic of Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in the Republic of Ireland provided in each case it is carrying on a bona fide banking business in the Republic of Ireland and its Facility Office is located in the Republic of Ireland; or

              (b)   (i)     a person that is resident for the purposes of
                            tax in a member state of the European Communities
                            (other than the Republic of Ireland) or in a territory with which the Republic of Ireland has concluded a double taxation treaty that is in effect
                            (residence for these purposes to be determined in accordance with the laws of the territory of which the lender claims to be resident); or

                    (ii) a U.S. corporation, provided the U.S. corporation is incorporated in the U.S. and subject to tax in the U.S. on its worldwide income; or

                    (iii) a U.S. LLC, provided the ultimate recipients of the interest are resident in and under the laws of a country with which the Republic of Ireland has a double taxation treaty or registered in and under the laws of a member state of the European Communities (other than the Republic of Ireland) and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;

                    provided in each case at (i), (ii) or (iii) the Lender is not carrying on a trade or business in the Republic of Ireland through an agency or branch with which the interest paid on the Facility is connected; or

              (c)   a Treaty Lender; or

              (d) a body corporate which is resident in the Republic of Ireland for the purposes of Irish tax or which carries on a trade in the Republic of Ireland through a branch or agency:

                    (i) which advances money under the Facility in the ordinary course of a trade which includes the lending of money; and

                    (ii) in whose hands any interest payable in respect of the Facility is taken into account in computing the trading income of the company; and

                    (iii)   which has complied with all of the provisions of
                            Section 246(5)(a) of the Irish Taxes Act, including making the appropriate notifications thereunder to the Irish Revenue Commissioners and to the relevant Obligor and has not ceased to be a company to which
                            Section 246(5)(a) applies; or

              (e) a qualifying company within the meaning of Section 110 of the Irish Taxes Act.

              "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

              "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

              "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

              "Treaty Lender" means a Lender which:

              (i) is treated as a resident of a Treaty State for the purposes of a Treaty;

              (ii) does not carry on a business in the Republic of Ireland through a permanent establishment with which the Lender's commitment under the Facility is effectively connected; and

              (iii) has completed any procedural formalities reasonably
                    available to it to enable the relevant payment to be made without a Tax deduction.

              "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the Republic of Ireland which makes provision for full exemption from tax imposed by the Republic of Ireland on interest.

        (b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a reasonable determination made in the good faith discretion of the person making the determination.

12.2    Tax gross-up

        (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

        (b) The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify each Obligor.

        (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

        (d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the Republic of Ireland from a payment of interest on a Loan, if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority;

        (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

        (f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

        (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall complete all procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

        (h) The Initial Lender represents to the Borrower that, on the Effective Date, it is a Qualifying Lender within the meaning of paragraph (b)(ii) of the definition of Qualifying Lender.

              (i) The Lender shall promptly notify the Borrower and the Agent in the event that it ceases to be a Qualifying Lender.

12.3     Tax indemnity

        (a) The Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

        (b)   Paragraph (a) above shall not apply:

              (i)   with respect to any Tax assessed on a Finance Party:

                    (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                    (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                         if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

              (ii)  to the extent a loss, liability or cost:

                    (A)  is compensated for by an increased payment under Clause
                         12.2 (Tax gross-up); or

                    (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph
                         (d) of Clause 12.2 (Tax gross-up) applied.

        (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

        (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4    Tax Credit

        If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

        (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

        (b) that Finance Party has obtained, utilised and retained that Tax Credit,

        the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5    Stamp taxes

        The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Taxes payable in connection with any transfer or assignment by any Lender of the rights, benefits or obligations under this Agreement (including, without limitation the entry into of a Transfer Certificate).

12.6    Value added tax

        (a) All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document and payable to the Finance Party, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

        (b) If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT if payable to the Supplier. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

        (c) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

13.     INCREASED COSTS

13.1    Increased costs

        (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within five (5) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

        (b)   In this Agreement "Increased Costs" means:

              (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

              (ii)   an additional or increased cost; or

              (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Loan or funding or performing its obligations under any Finance Document.

13.2    Increased cost claims

        (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

        (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3     Exceptions

        (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

              (i) attributable to a Tax Deduction required by law to be made by an Obligor;

              (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

              (iii)  compensated for by the payment of the Mandatory Cost;

              (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

              (v) attributable to the implementation or application or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implication, application or compliance is by a government, regulator or Finance Party).

        (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14.     OTHER INDEMNITIES

14.1    Currency indemnity

        (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

              (i)    making or filing a claim or proof against that Obligor;

              (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

        (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.     COSTS AND EXPENSES


15.1    Indemnification and Expenses

        (a) The Borrower agrees to hold each Finance Party and their Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Agreement, and any other Finance Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, or any other Finance Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or wilful misconduct.

        (b) Without limiting the generality of the foregoing in clause 15.1(a) the Borrower agrees to hold any Indemnified Party harmless and indemnify such Indemnified Party against all Costs with respect to all Collateral relating to or arising out of:

              (i)    the occurrence of a Default;

              (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or ability or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

              (iii) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Request for Borrowing but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

              (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of pre-payment given by the Borrower;

              (v) in the case of the Agent, (i) investigating any event which it reasonably believes is a Default (and a Default then exists), (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and

              (vi) any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices, and predatory lending practices, that, in each case, results from anything other than such Indemnified Party's gross negligence or wilful misconduct.

        (c) In any suit, proceeding or action brought by an Indemnified Party in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral Document or Finance Document, the Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defence, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of any other agreement, indebtedness or liability at any time owing to or in favour of such account debtor or obligor or its successors from the Borrower.

        (d) The Borrower also agrees to reimburse an Indemnified Party within five (5) Business Days of when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Agreement, any other Finance Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

15.2    Costs

        The Borrower agrees to pay within five (5) Business Days of when billed by the Agent or a Lender all of the out-of-pocket costs and expenses incurred by the Agent or such Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, and the Finance Documents or any other document prepared in connection herewith or therewith. The Borrower agrees to pay within five (5) Business Days when billed by a Lender and the Agent all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to such Lender and the Agent and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by such Lender and the Agent with respect to Collateral under this Agreement, including, but not limited to, those costs and expenses incurred by a Lender or the Agent pursuant to Clause 15.1 (Indemnification and Expenses), Clause 33.1 (Servicing) and Clause 33.2 (Periodic Due Diligence Review) (it being understood and agreed that neither the Agent nor the Lender has incurred any costs under this Clause 15.2 as of the date of this Agreement) hereof.

16.     MITIGATION BY THE LENDERS

16.1    Mitigation

        (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 12 (Tax gross up and indemnities), Clause 13 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

        (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2    Limitation of liability

        (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

        (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

                                    SECTION 7
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.     REPRESENTATIONS

        The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the Effective Date and the Repeating Representations on each day of this Agreement from the Effective Date unto and including the Termination Date.

17.1    Status and Name

        (a) The Borrower is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

        (b) The Borrower has the power to own its assets and carry on its business as it is being conducted.

        (c) On the Effective Date the exact legal name of the Borrower is AHR Capital MS Limited.

        (d) On the Effective Date the Borrower is a wholly owned Subsidiary of the Guarantor and has no Subsidiaries.

        (e)   The Borrower, as of the date hereof:

              (i) maintains its registered head office and head office in the Republic of Ireland;

              (ii) holds all meetings of its board of directors in the Republic of Ireland;

              (iii) has not opened any office or branch outside of the Republic of Ireland; and

              (iv) has not knowingly done anything (except to the extent that entering into the Finance Documents and the performance of their terms cause it to be so resident) which may result in the Borrower creating an establishment in another jurisdiction other than the Republic of Ireland.

        (f) (based on the representations and warranties contained in sub-claues 17.1(e)(i) to 17.1(e)(iv) inclusive) The Borrower believes that its "centre of main interests" for the purposes of Council Regulation (EC) No. 1346/2000 of 20 May 2000 is in the Republic of Ireland and that it has no establishment (for the purposes of such Regulation) other than in the Republic of Ireland.

17.2    Binding obligations

        The obligations expressed to be assumed by the Borrower in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

17.3    Non-conflict with other obligations

        The entry into and performance by the Borrower of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

        (a)   any law or regulation applicable to it;

        (b)   its constitutional documents; or

        (c)   any agreement or instrument binding upon it or any of its assets.

17.4    Power and authority

        The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. No authorisations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Borrower of the Finance Documents or for the legality, validity, or subject to the Reservations, the enforceability thereof, except for filings, recordings and registrations in respect of the security created pursuant to the Debenture and any other Finance Document.

17.5    Validity and admissibility in evidence

        All authorisations required:

        (a) to enable the Borrower lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

        (b) to make the Finance Documents to which the Borrower is a party admissible in evidence in its jurisdiction of incorporation,

        have been obtained or effected and are in full force and effect.

17.6    Governing law and enforcement

        (a) The relevant choice of English law as the governing law of the Finance Documents to which the Borrower is a party will be recognised and enforced in its jurisdiction of incorporation.

        (b) Subject to the Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in the Borrower's respective jurisdiction of incorporation.

17.7    Deduction of Tax

        The Borrower is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8    No filing or stamp taxes

        Under the law of the jurisdiction of the Borrower's incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for (a) the delivery to the Companies Registration Office in the Republic of Ireland within twenty-one (21) days of their creation of the particulars of the security interests created by the Borrower pursuant to the Debenture and each other security document entered into by the Borrower, and (b) the stamping of the original of the Debenture with stamp duty of (euro)630 and each counterpart thereof and each collateral security document with (euro)12.50, within thirty
        (30) days of its execution.

17.9    No default

        (a) No Event of Default and on the date of this Agreement and on any Funding Date no Default is continuing or might reasonably be expected to result from the making of any Loan.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Borrower or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

17.10   Pari passu ranking

        The Borrower's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by law applying to companies generally.

17.11   Litigation

        There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the best of its knowledge, threatened) or other legal or arbitrable proceedings affecting the Borrower or affecting any of the Collateral of any of them before any Governmental Authority that: (i) questions or challenges the validity or enforceability of any the Finance Documents or any action to be taken in connection with the transactions contemplated hereby; (ii) makes a claim or claims in an aggregate amount greater than $5,000,000; (iii) which, individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder which filing has not been made.

17.12   Taxation

        (a) The Borrower has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

        (b) The Borrower is not materially overdue in the filing of any Tax returns.

        (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

17.13   Collateral; Collateral Security

        (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered the Eligible Collateral to any other person, and immediately prior to the granting of security over the Eligible Collateral to the Security Trustee, the Borrower was the sole owner of the Eligible Collateral and had good and marketable title thereto, free and clear of all security interests and other Encumbrances, in each case except for such security interests that were to be released simultaneously with the security interests which are to be granted in favour of the Security Trustee to secure the Secured Obligations. No Eligible Collateral granted by way of security to the Security Trustee under the Debenture or any other Finance Document was acquired (by purchase or otherwise) by the Borrower or from one of its Affiliates.

        (b) The provisions of the Debenture and the other Finance Documents are effective to create in favour of the Security Trustee a valid security interest in all right, title and interest of the Borrower in, to and under the Eligible Collateral.

17.14   Jurisdiction of Organisation

        On the Effective Date the Borrower's jurisdiction of incorporation and location of its registered office is the Republic of Ireland.

17.15    Location of Books and Records
        The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral, is its registered office.

17.16   True and Complete Disclosure

        The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Finance Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Agent in connection with this Agreement and the other Finance Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Finance Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

17.17   Defined Benefit Scheme

        The Borrower does not maintain a pension scheme in respect of which there is an unfunded deficit.

17.18   Business Affairs

        (a) The Borrower's business and affairs have at all times been, and will at all times be, managed, controlled and conducted in its own name as an identifiable business, separate, independent and identifiable from the business of the other Obligor or any other person;

        (b) The Borrower's records, books, accounts and minutes have at all times been, and will continue at all future times to be, maintained separate and distinct from those of the other Obligor or any other person;

        (c) The Borrower's assets and liabilities and the funds have at all times been, and will continue at all future times to be, kept separate and distinct from the other Obligor or any other person; and it has received, deposited, withdrawn, paid and disbursed, and will at all future times receive, deposit, withdraw, pay and disburse, all monies, funds and receivables in the ordinary course of its business and in a manner separate and distinct from the other Obligor or any other person;

        (d) The Borrower has not paid and will not pay, and is not and will not become liable for, any debt of the other Obligor or any other person; and

        (e) That all dealings and transactions of the Borrower with all other persons have at all times been and will continue at all times to be at arms-length.

17.19   Borrower Irish Tax Requirements

        The Borrower satisfies the Borrower Irish Tax Requirements.

17.20   Borrower Documents

        Other than the Finance Documents, the Subordinated Loan Agreement (and the hedging arrangements entered into pursuant to the Subordinated Loan Agreement the Corporate Services Agreement and the Investment Management Agreement, the Borrower has not entered into any other agreements or instruments save for such agreements or instruments as may have been agreed to in advance of their entry into by the Borrower by the Security Trustee.

18.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Loan is in force.

18.1    Financial statements

        The Borrower shall supply to the Agent in sufficient copies for all the
        Lenders:

        (a) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such period and the related unaudited statement of income and retained earnings, statement of cash flows and statement of equity for the Borrower for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

        (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of such fiscal year and the related statement of income and retained earnings, consolidated statement of cash flows and statement of equity for the Borrower for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognised national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

        (c) within fifteen (15) Business Days after the Agent's request, such other information regarding the operation of or the Collateral, or the financial condition, operations, or business of the Borrower as may be reasonably requested by the Agent, including all business plans prepared by or for the Borrower; and

        (d) upon the Agent's request, a copy of any financial or other report the Borrower shall receive from any Collateral Obligor with respect to an item of Collateral within fifteen (15) days after the Borrower's receipt thereof.

18.2    Information: miscellaneous

        The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

        (a) Promptly, and in any event within ten (10) ten days after service of process on any of the following, give to the Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Borrower's knowledge threatened) or other legal or arbitration proceedings affecting the Borrower or affecting any of the Property of the Borrower before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Finance Documents or any action to be taken in connection with the transactions contemplated hereby; (ii) makes a claim or claims in an aggregate amount greater than $5,000,000;
              (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect; or (iv) requires filing with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934
              (US) and any rules thereunder which filing has not been made; and

        (b) promptly, such further information regarding the financial condition, business and operations of the Borrower as any Finance Party (through the Agent) may reasonably request.

18.3    Notification of default

        (a) The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

        (b) Promptly upon a request by the Agent (not more than twice annually commencing on the date of this Agreement), the Borrower shall supply to the Agent a certificate signed by a Responsible Officer certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

19.1    Authorisations

        The Borrower shall promptly:

        (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

        (b)   supply certified copies to the Agent of,

        any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2    Compliance with laws

        The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would have a Material Adverse Effect on its ability to perform its obligations under the Finance Documents.

19.3    Negative pledge

        Other than security interests permitted or contemplated pursuant to the terms hereof the Borrower shall not create or permit to subsist any security interest over any of its assets.

19.4    Disposals

        The Borrower shall not, without the prior written consent of the Agent, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer, exchanged or otherwise dispose of any of or substantially all of its assets or enter into any agreements having a similar effect.

19.5    Merger

        The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

19.6     Change of Business
        The Borrower shall make no substantial change to the general nature of its business from that carried on at the date of this Agreement.

19.7     Taxation
        The Borrower shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent (i) that such payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and (iii) where such payment can be lawfully withheld).

19.8     Loans and Guarantees
        The Borrower shall not, save as permitted under the Finance Documents, make any loans, grant any credit or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

19.9    Syndication

        At the cost of the Lenders, the Borrower shall provide reasonable assistance in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

19.10   Existence, Etc.

        The Borrower will:

        (a) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws, all laws with respect to unfair and deceptive lending practices and predatory lending practices) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

        (b) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

        (c) not move its registered head office from the address referred to in Clause 17.14 (Jurisdiction of Organisation) or change its jurisdiction of organisation from the jurisdiction referred to in Clause 17.14 (Jurisdiction of Organisation);

        (d) permit representatives of the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Property or assets, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent; and

        (e) not amend or permit the amendment of its memorandum and articles of association without the prior written consent of the Security Trustee and thereafter shall provide the Agent and the Security Trustee with copies of all amendments to the memorandum and articles of association or other organisational, constitutional or governing documents of the Borrower within five (5) Business Days of the date of the subject amendment.

19.11   No establishment

        The Borrower shall not knowingly establish an "establishment" as that term is used in Article 2(h) of the EU Insolvency Regulation outside of the Republic of Ireland, except to the extent that entering into the Finance Documents and the performance of their terms cause it to be resident and which may result in the Borrower creating an "establishment" as that term is used in Article 2(h) of the EU Insolvency Regulation.

19.12   Notices

        The Borrower shall give notice to the Agent and the Security Trustee:

        (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

        (b) with respect to any Eligible Collateral granted by way of security to the Security Trustee under the Debenture or the other Finance Documents hereunder, immediately upon receipt of any principal pre-payment (in full or partial) of such Eligible

              Collateral including, but not limited to, the receipt of any condemnation and casualty proceeds;

        (c) with respect to any Eligible Collateral granted by way of security to the Security Trustee under the Debenture or the other Finance Documents, immediately upon receipt of notice or knowledge that the underlying Encumbered Property has been materially damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Eligible Collateral; and

        (d) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral; (ii) any security interest (other than the security interests created by the Debenture or by the other Finance Documents) on, or claim asserted against, any of the Collateral; or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

        (e) promptly upon any material change in the market value of any or all of the Borrower's assets;

        Each notice pursuant to this Clause shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

19.13   Collateral

        The Borrower shall not acquire any Collateral or other assets save in the manner contemplated by this Agreement and with the consent of the Agent. Upon acquiring any such Collateral, the Borrower shall not amend or permit the amendment of any documents or agreements pertaining to such Collateral without the prior written consent of the Agent and the Security Trustee.

19.14   Reports

        The Borrower shall provide the Agent with a quarterly report, which report shall include, among other items, a summary of the Borrower's delinquency and loss experience with respect to the Collateral, plus any such additional reports relating to the Property underlying the Collateral as the Borrower may have received or is otherwise entitled to receive from the Servicer or the Collateral Obligor and as reasonably requested by the Agent.

19.15   Limitation on security

        The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any security, security interest or claim on or to the Collateral, other than the security interests created under this Agreement, and the Borrower will defend the right, title and interest of the Security Trustee in and to any of the Collateral against the claims and demands of all persons whomsoever.

19.16   Lender Exposure

        The Lenders' Net Aggregate Exposure shall not be greater than 80% and the Lenders' Net Exposure shall not be greater than 85%.

19.17   Servicer; Servicing Tape

        The Borrower shall provide to the Agent promptly within ten (10) Business Days after the end of each month a computer readable file in the form reasonably requested by the Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Collateral serviced hereunder by the Borrower or any Servicer. The Borrower shall not cause the Collateral to be serviced by any servicer other than a servicer mutually agreed to by the Agent and the Borrower.

19.18   No Adverse Selection

        The Borrower shall not select the Collateral in a manner so as to adversely affect the Lenders' interests.

19.19    Remittance of Pre-payments
        The Borrower shall remit or cause to be remitted, with sufficient detail to enable the Lender to appropriately identify the Eligible Collateral to which any amount remitted applies, to the Agent on each Business Day all principal pre-payments (whether full or partial) that the Borrower or the Servicer has received during the previous Business Day, in an amount equal to the sum of the Asset-Specific Loan Balances being prepaid.

19.20   Specific Covenants of the Borrower

        During the term of this Agreement and for so long as any amount is outstanding under any Finance Documents, the Borrower, unless permitted by the Finance Documents shall not:

        (a) pay dividends or make other distributions to its members out of profits available for distribution and then only in the manner permitted by the Finance Documents, its memorandum and articles of association and by applicable laws;

        (b) incur or permit to subsist any Indebtedness whatsoever other than the Indebtedness of the Borrower pursuant to the Subordinated Loan Agreement and, with the prior written consent of the Agent, to hedge its exposure under the Subordinated Loan Agreement with a third party;

        (c) make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

        (d)   be a member of a VAT Group;

        (e)   surrender any losses to any other company;

        (f) have any employees or premises or have any subsidiary undertaking within the meaning of Regulation 4 of the European Communities (Companies Group Accounts) Regulation 1992, as amended, of the Republic of Ireland or become a director of any company;

        (g) have an interest in any bank account other than the Borrower Bank Accounts unless such account or interest is permitted or contemplated by the Finance Documents;

        (h) permit the validity or effectiveness of any of the Security Trustee's security to be impaired or to be amended, hypothecated, subordinated, terminated or discharged;

        (i)   acquire any interest in real property.

        (j)   engage in any business or agreements other than:

              (i) acquiring, holding, managing and disposing of the assets of the Borrower comprised in the Eligible Collateral;

              (ii) entering into, exercising its rights and performing its obligations under or enforcing its rights under the Finance Documents and the other agreements ancillary thereto or contemplated thereby; or

              (iii) performing any act incidental to or necessary in connection with any of the above;

        (k)   not permit or consent to any of the following occurring:

              (i) its books and records being maintained with or co-mingled with those of any other person or entity;

              (ii) its bank accounts and the debts represented thereby being co-mingled with those of any other person or entity;

              (iii) its assets or revenues being co-mingled with those of any other person or entity; or

              (iv)    its business being conducted other than in its own name.

        (l)   procure that, with respect to itself:

              (i) separate financial statements in relation to its financial affairs are maintained;

              (ii) all corporate formalities with respect to its affairs are observed;

              (iii)   separate stationery, invoices and cheques are used;

              (iv)    it always holds itself out as a separate entity; and

              (v) any known misunderstandings regarding its separate identity are corrected as soon as possible.

19.21   Borrower Irish Tax Requirements

        The Borrower shall fulfil the Borrower Irish Tax Requirements.

20.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in this Clause 20 is an Event of Default.

20.1    Non-payment

        (a) The Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional pre-payment or repayment); and

        (b) The Borrower shall default in the payment of any other amount payable by it hereunder or under any Finance
              Document or Finance Document after notification by the Agent of such default, and such default shall have continued unremedied for five (5) Business Days.

20.2    Financial covenants

        Any of the covenants of the Guarantor contained in the Guarantee relating to the maintenance of its Tangible Net Worth and the maintenance of the Ratio of Total Indebtedness to Net Worth has been breached.

20.3    Other obligations

        An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.1 (Non-payment) and Clause
        20.2 (Financial covenants); or shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Finance Documents and such failure to observe or perform shall continue for a period of thirty (30) days (following notice of such default) unless a shorter cure period is established in any Finance Document, in which event the shorter cure period shall be applicable.

20.4    Misrepresentation

        Any representation or statement made or deemed to be made by an Obligor in any Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made or furnished (other than the representations and warranties set forth in Schedule 11 (Representations and Warranties
        Re: Eligible Collateral), which shall be considered solely for the purpose of determining the Asset Value of the Collateral; unless (i) the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the same time; or (ii) any such representations and warranties have been determined by the Agent in its sole discretion to be materially false or misleading on a regular basis).

20.5    Cross default

        (a) Any Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

        (b) Any Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

        (c) Any commitment for any Indebtedness of any Obligor is cancelled or suspended by a creditor of such Obligor as a result of an event of default (however described).

        (d) Notwithstanding anything contained in this Clause 20.5, other than Indebtedness that is MS Indebtedness, no Event of Default will occur under this Clause 20.5 if the aggregate amount of such Indebtedness falling within paragraphs (a) to
              (c) above is less than $5,000,000 (or its equivalent in any other currency or currencies).

20.6    Insolvency

        (a) An Obligor is unable or is deemed to be unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts.

        (b) The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

        (c) A moratorium is declared in respect of any indebtedness of any Obligor.

        (d)   The Borrower is unable to pay its debts within the meaning of section 214 of the Companies Act, 1963, as amended, of the Republic of Ireland.

        (e) Any corporate action is taken by the Borrower for the suspension of its debts generally (or any class of them) or for a declaration of a moratorium of its debt (or any class of it).

20.7    Insolvency proceedings

        Any corporate action, legal proceedings or other such procedure or step is taken in relation to:

        (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, Examinership or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor other than a solvent liquidation or reorganisation of any Obligor;

        (b) a composition, compromise, assignment or arrangement with any creditor of any Obligor;

        (c) the appointment of a liquidator, receiver, administrative receiver, administrator, Examiner, compulsory manager, trustee in bankruptcy or other similar officer in respect of any Obligor or any of its assets; or

        (d) enforcement of any security interest over any assets of any Obligor,

        or    any analogous procedure or step is taken in any jurisdiction.

20.8    Creditors' process

        Any expropriation, attachment, sequestration, distress or execution affects any asset or assets and is not discharged within five (5) days in respect of the Borrower and twenty-one (21) days in respect of the Guarantor.

20.9    Unlawfulness

        It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

20.10   Repudiation

        An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

20.11   Borrowing Base Deficiency

        A Borrowing Base Deficiency shall have occurred and the Borrower shall have failed to timely cure the same in accordance with the provisions of Clause 8.3 (Mandatory Pre-Payment).

20.12   Other Events of Default

        Each of the following events shall constitute an Event of Default hereunder:

        (a) final judgment or judgments for the payment of money in excess of $5,000,000 (or its equivalent in the currency in which such judgment is rendered) in the aggregate shall be rendered against any Obligor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and such Obligor shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal there from and cause the execution thereof to be stayed during such appeal;

        (b) any Finance Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor unless replacements are entered into by the Finance Parties prior to such events;

        (c) the Borrower shall grant, or suffer to exist, any security on any Collateral except the security contemplated hereby; or the security contemplated hereby shall cease to be first priority perfected security on the Collateral in favour of the Security Trustee or shall be security in favour of any person other than the Security Trustee;

        (d) the discovery by the Agent of a condition or event which existed at or prior to the execution hereof and which the Agent, in its sole discretion, determines materially and adversely effects: (i) the condition (financial or otherwise) of any Obligor; or (ii) the ability of either any Obligor or the Finance Parties to fulfil its respective obligations under the Finance Documents.

        (e) any materially adverse change in the Property, business, financial condition or prospects of any of the Obligors shall occur, as determined by the Agent in its sole discretion, or any other condition shall exist which, in the Agent's sole discretion, constitutes a material impairment of any Obligor's ability to perform its obligations under any of the Finance Documents.

20.13   Acceleration

        On and at any time after the occurrence of an Event of Default, which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

        (a)   cancel the Total Maximum Credit;

        (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

        (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

20.14   Other Remedies on Event of Default

        (a) On and any time after an Event of Default which is continuing, the Security Trustee may, and shall if so directed by the Majority Lenders, by notice to the Custodian obtain physical possession of the Servicing Records and other files of the Custodian relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Agent or any third party acting for the Borrower.

        (b) If an Event of Default shall occur and be continuing, the Agent may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Eligible Collateral granted by way of security to the Security Trustee under the Debenture or the other Finance Documents, and the Borrower shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Agent relating to or arising out of such Interest Rate Protection Agreements, including without limitation any losses resulting from such Interest Rate Protection Agreements.

20.15   Proceeds

        If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, cheques and other near-cash items shall be held by the Borrower on trust for the Security Trustee, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Security Trustee or as the Security Trustee may otherwise direct in the exact form received by the Borrower (duly endorsed by the Borrower to the Agent, if required). For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

20.16   No Duty of the Security Trustee

        The powers conferred on the Security Trustee hereunder are solely to protect the Security Trustee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Security Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or wilful misconduct.

                                    SECTION 8
                               CHANGES TO PARTIES

21.     CHANGES TO THE LENDERS

21.1    Assignments and transfers by the Lender

        A Lender (the "Existing Lender") may not, except as noted in paragraphs
        (a) and (b) of this Clause 21.1, and subject to the consent of the Borrower, assign any of its rights; or transfer by novation any of its rights and obligations under this Agreement to any other person (the "New Lender"). Notwithstanding the aforementioned a Lender may without the consent of the Borrower:

        (a) sell participations to one or more persons in or to all or a portion of its rights and obligations under this Agreement provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged; (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower shall continue to deal solely and directly with the Agent in connection with lender's rights and obligations under and in respect of this Agreement and Finance Documents. Each participant or New Lender shall be entitled to the additional compensation and other rights and protections afforded the Lender under this Agreement to the same extent as the Lender would have been entitled to receive them with respect to the participation sold to such participant; and

        (b) assign, transfer or otherwise convey its rights under this Agreement to an Affiliate (meeting the definition of Institutional Investor and Institutional Owner), an Institutional Owner or Institutional Investor any of which is in the business of making loans similar to the Loans, provided that such Affiliate, Institutional Investor or Institutional Owner shall execute and deliver the document required under Clause 21.2 (Conditions of Assignment or Transfer).

21.2    Conditions of assignment or transfer

        (a) The consent of the Borrower required under paragraph (a) of Clause 21.1 (Assignments and Transfers by the Lender) to an assignment or transfer must not be unreasonably withheld or delayed.

        (b)   An assignment will only be effective on:

              (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Initial Lender; and

              (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

        (c) A transfer will only be effective if the procedure set out in Clause 21.4 (Procedure for transfer) is complied with.

        (d)   If:

              (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

              (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or a Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the New Lender or a Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or a Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

21.3    Limitation of responsibility of Existing Lenders

        (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the Lender for:

              (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

              (ii)   the financial condition of any Obligor;

              (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

              (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

              and any representations or warranties implied by law are excluded.

        (b) The Lender confirms to the Existing Lender and the other Finance Parties that it:

              (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

              (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Loan is in force.

        (c)   Nothing in any Finance Document obliges an Existing Lender to:

              (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

              (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

21.4    Procedure for transfer

        (a) Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Transfer Certificate shall be substantially in the form set out at Schedule 5 to this Agreement and shall (i) indicate the category of Qualifying Lender that the person beneficially entitled to interest payable to the New Lender in respect of an advance under a Finance Document is (the "Beneficial Owner"); and (ii) in the case of a Beneficial Owner that is a Qualifying Lender within the meaning of paragraph (d) of the definition of Qualifying Lender set out in Clause 12.1 above, be accompanied by a copy of the notification it is required to make under Section 246(5)(a) of the Irish Taxes Act to the Irish Revenue Commissioners and the notification it is required to make under Section 246(5)(a) of the Irish Taxes Act to the relevant Obligor. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

        (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

        (c)   On the Transfer Date:

              (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

              (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

              (iii) the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original the Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

              (iv)   the New Lender shall become a Party as "the Lender".

21.5    Copy of Transfer Certificate to the Borrower

        The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

21.6    Disclosure of information

        Any Lender may disclose to any of its Affiliates and any other person:

        (a) to (or through) whom that the Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

        (b) with (or through) whom that the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

        (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about any Obligor, and the Finance Documents as that the Lender shall consider appropriate if, in relation to paragraphs (a) and
        (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

21.7    Use of the Collateral

        Notwithstanding anything to the contrary contained herein or in any Finance Documents, the Security Trustee shall have free and unrestricted use of all Collateral (subject to the provisions of the Finance Documents) and, except as provided below, nothing in this Agreement shall preclude the Security Trustee from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral, on terms, and subject to conditions, within the Security Trustee's absolute discretion. Nothing contained in this Agreement shall oblige the Security Trustee to segregate any Collateral delivered to the Security Trustee by the Borrower; provided however, the documents evidencing such repurchase transaction or pledge or hypothecation shall be consistent with the terms of this Agreement and the other Finance Documents including, but not limited to, the rights of the Borrower to have the Collateral delivered to the Borrower upon repayment of all of the Loans.

22.     CHANGES TO THE OBLIGORS

        The Borrower may not assign or otherwise transfer any of its rights or transfer any of its rights or obligations under the Finance Documents.

                                    SECTION 9
                               THE FINANCE PARTIES

23.     ROLE OF THE AGENT

23.1    Appointment of the Agent and the Security Trustee

        (a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

        (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2    Duties of the Agent

        (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

        (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

        (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

        (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

        (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

23.3    No fiduciary duties

        (a) Except as provided in Clause 23.16 (Deduction from amounts payable by the Agent) nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

        (b) The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.4    Business with Affiliates

        The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any Affiliate thereof.

23.5    Rights and discretions of the Agent

        (a)   The Agent may rely on:

              (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

              (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

              (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment));

              (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

              (iii) any notice or request made by the Borrower (other than a Request for Borrowing) is made on behalf of and with the consent and knowledge of the Guarantor.

        (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

        (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

        (f) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

23.6    Majority Lenders' instructions

        (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as the Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as the Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

        (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

        (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

        (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

        (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

23.7    Responsibility for documentation

        The Agent is not:

        (a) responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

        (b) responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

23.8    Exclusion of liability

        (a) Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 26.9 (Disruption to Payment Systems etc.), the Agent will not be liable (including without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

        (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

        (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

        (d) Nothing in this Agreement shall oblige the Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

23.9    Lenders' indemnity to the Agent

        Each Lender shall (in proportion to its share of the Total Maximum Credit or, if the Total Maximum Credit is then zero, to its share of the Total Maximum Credit immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 26.9 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as the Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

23.10   Resignation of the Agent

        (a) The Agent' may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

        (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor agent.

        (c) If the Majority Lenders have not appointed a successor agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor agent (acting through an office in the United Kingdom).

        (d) The Agent shall, at its own cost, make available to the successor agent such documents and records and provide such assistance as the successor agent may reasonably request for the purposes of performing its functions as the Agent under the Finance Documents.

        (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

        (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
              23. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

23.11   Confidentiality

        (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

23.12   Relationship with the Lenders

        (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

        (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

23.13   Credit appraisal by the Lenders

        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a)   the financial condition, status and nature of each Obligor;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

23.14   Reference Banks

        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

23.15   The Agent's Management Time

        Except for any amount to be paid to the Agent in respect of any proposed or actual syndication of a Loan (which amount shall be paid by the Lenders) any amount payable to the Agent under Clause 15 (Costs and expenses) and Clause 23.9 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may agree with the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

23.16   Deduction from amounts payable by the Agent

        If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.17   The Security Trustee as trustee

        (a) The Security Trustee declares that it holds all rights, title and interests in, to and under those Finance Documents to which it is a party and expressed to be a trustee (acting as trustee for the Finance Parties), and all proceeds of the enforcement of such Finance Documents, on trust for the Finance Parties from time to time. This trust shall remain in force even if the Security Trustee (in whatever capacity) is at any time the sole Finance Party.

        (b) The Security Trustee, in its capacity as trustee or otherwise under any Finance Document is not liable for any failure:

              (i) to require the deposit with it of any title deed, any Finance Document; or any other documents in connection with any Finance Document;

              (ii) in it (or its solicitors) holding any title deed, any Finance Document or any other documents in connection with any Finance Document in its own possession or to take any steps to protect or preserve the same including permitting the Borrower to retain any such title deeds, any Finance Documents or any other documents;

              (iii) to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any such Finance Document;

              (iv) to effect or ensure registration of or otherwise protect any of the security created by any such Finance Document by registering the same under the Land Registration Act 2002 or any other applicable registration laws in any jurisdiction or otherwise by registering any notice, caution or other entry prescribed by or pursuant to the provisions of the said Act or laws;

              (v) to take or require the Borrower to take any step to render the security created or purported to be created by or pursuant to any such Finance Document effective or to secure the creation of any ancillary security under the laws of any jurisdiction;

              (vi) to require any further assurances in relation to any such Finance Document; or

              (vii) to insure any asset or require any other person to maintain any such insurance or be responsible for any loss which may be suffered by any person as a result of the lack, or inadequacy or insufficiency, of any such insurance.

        (c) The Security Trustee may accept, without enquiry, any right or title that the Borrower may (or may purport to) have to any asset which is the subject of any such Finance Document and shall not be bound or concerned to investigate or make any enquiry into the right or title of the Borrower to any such asset or to require the Borrower to remedy any defect in its right or title to the same.

        (d) Save as otherwise provided in the Finance Documents, all moneys, which under the trusts contained in any Finance Document are received by the Security Trustee in its capacity as trustee or otherwise, may be invested in the name of, or under the control of, the Security Trustee in any investment for the time being authorised by English law for the investment by a trustee of trust money or in any other investments which may be selected by the Security Trustee. Additionally, the same may be placed on deposit in the name of, or under the control of, the Security Trustee at such bank or institution (including the Security Trustee) and upon such terms as the Agent may think fit.

        (e) Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by any Finance Document. Where there are any inconsistencies between that Act and the provisions of that Finance Document, the provisions of that Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with that Act, the provisions of that Finance Document shall constitute a restriction or exclusion for the purposes of that Act.

        (f) The perpetuity period for the trusts in this Agreement is 80 years.

24.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.     SHARING AMONG THE FINANCE PARTIES

25.1    Payments to Finance Parties

        If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 26 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

        (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with the Debenture.

25.2    Redistribution of payments

        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with the Debenture.

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25.3    Recovering Finance Party's rights

        (a) On a distribution by the Agent under Clause 25.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

        (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4    Reversal of redistribution

        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

        (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

25.5    Exceptions

        (a) This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

              (i) it notified that other Finance Party of the legal or arbitration proceedings; and

              (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 10
                                 ADMINISTRATION

26.     PAYMENT MECHANICS

26.1    Payments to the Agent

        (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or the Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

26.2    Distributions by the Agent

        Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to an Obligor), Clause 26.4 (Clawback) and Clause 23.16 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

26.3    Distributions to an Obligor

        The Agent may (with the consent of the Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4    Clawback

        (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

        (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

26.5    No set-off by Obligors

        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.6    Business Days

        (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day.

        (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.7    Currency of account

        (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which such Loan or Unpaid Sum is denominated on the due date.

        (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

        (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

        (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

26.8    Change of currency

        (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

              (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

              (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

        (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

26.9    Disruption to Payment Systems etc.

        If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

        (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

        (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

        (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

        (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 32 (Amendments and Waivers);

        (e) the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.9; and

        (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27.     SET-OFF

        In addition to any rights and remedies of the Lender provided by this Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, and such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits of the Borrower (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

28.     NOTICES

28.1    Communications in writing

        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2    Addresses

        The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (a)   in the case of the Borrower, that identified with its name below;

        (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

        (c) in the case of the Initial Lender, that identified with its name below; and

        (d)   in the case of the Agent, that identified with its name below,

        or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

28.3    Delivery

        (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

              (i)     if by way of fax, when received in legible form; or

              (ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

        (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

        (c)   All notices from or to an Obligor shall be sent through the Agent.

        (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Guarantor.

28.4    Notification of address and fax number

        Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 28.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

28.5    Electronic communication

        (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

              (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

              (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

              (iii) notify each other of any change to their address or any other such information supplied by them.

        (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.6    English language

        (a) Any notice given under or in connection with any Finance Document must be in English.

        (b) All other documents provided under or in connection with any Finance Document must be:

              (i)     in English; or

              (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.     CALCULATIONS AND CERTIFICATES

29.1    Accounts

        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2    Certificates and Determinations

        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3    Day count convention

        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

30.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.     AMENDMENTS AND WAIVERS

32.1    Required consents

        (a) Subject to Clause 32.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

        (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

32.2    Exceptions

        (a) An amendment or waiver that has the effect of changing or which relates to:

              (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions);

              (ii) an extension to the date of payment of any amount under the Finance Documents;

              (iii) a reduction in the amount of any payment of principal, interest, fees or commission payable;

              (iv)    an increase in or an extension of any Loan;

              (v)     a change to the Borrower or the Guarantor;

              (vi) any provision which expressly requires the consent of all Lenders; or

              (vii) Clause 24 (Conduct of Business by the Finance Parties), Clause 21 (Changes to the Lenders) or this Clause 32.

              shall not be made without the prior consent of all the Lenders.

        (b) An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the consent of the Agent.

33.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.1    Servicing

        (a) The Borrower covenants to maintain or cause the servicing of the Collateral to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of collateral as the Collateral and in a manner at least equal in quality to the servicing the Borrower provides for mortgage loans, mezzanine loans and equity interests which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default; or (ii) the transfer of servicing approved by the Borrower.

        (b) If the Collateral is serviced by the Borrower, (i) the Borrower agrees and acknowledges that the Security Trustee is the assignee by way of security of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Collateral (the "Servicing Records"). The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Security Trustee's request.

        (c) If the Collateral is serviced by a third party servicer (such third party servicer, "the Servicer"), the Borrower (i) shall provide a copy of the servicing agreement to the Security Trustee and the Agent, which shall be in form and substance acceptable to the Agent, together with all addendums thereto (collectively, the "Servicing Agreement"); and (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Schedule 16 (Servicer Notice) (a "Servicer Notice") and shall cause the Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be approved in writing by the Agent and shall acknowledge and agree to a Servicer Notice prior to such successor's assumption of servicing obligations with respect to any or all of the Collateral.

        (d) If the servicer of the Collateral is the Borrower or the Servicer is an Affiliate of the Borrower, the Borrower shall provide to the Agent and the Security Trustee a letter from the Borrower or the Servicer, as the case may be, to the effect that upon the occurrence and during the continuance of an Event of Default, the Security Trustee may terminate any Servicing Agreement and in any event transfer servicing to the Security Trustee's designee, at no cost or expense to the Security Trustee, it being agreed that the Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Security Trustee.

        (e) In the event the Borrower or its Affiliate is servicing the Collateral, the Borrower shall permit the Security Trustee and the Agent, upon advance written notice to the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case no notice shall be required), from time to time to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Security Trustee and the Agent that the Borrower or its Affiliate, as the case may be, has the ability to service the Collateral as provided in this Agreement.

        (f) Irrespective of whether the Servicer is the Borrower or a third party servicer, the Borrower undertakes to procure that any monies received in respect of or derived from the Collateral will be paid forthwith into a Borrower Bank Account.

33.2    Periodic Due Diligence Review

        The Borrower acknowledges that the Agent and the Security Trustee has the right to perform continuing due diligence reviews (a "Due Diligence Review") with respect to the Collateral and the manner in which they were originated, for the purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than five (5) Business Days) prior notice to the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case no notice shall be required), the Agent and the Security Trustee or its authorised representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Collateral Files and any and all documents, records, agreements, instruments or information relating to such Collateral in the possession or under the control of the Borrower and/or the Custodian. The Borrower also shall make available to the Agent and the Security Trustee a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Collateral Files and the Collateral. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lenders may make the Loans to the Borrower based solely upon the information provided by the Borrower to the Agent and the representations, warranties and covenants contained herein, and that the Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Collateral Files securing the Secured Obligations, including without limitation ordering new credit reports and new Appraisals from a valuer and in a form each reasonably acceptable to the Borrower on the related Encumbered Properties and otherwise re-generating the information used to originate such Eligible Collateral. The Agent may underwrite the Eligible Collateral itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to the Eligible Collateral in the possession, or under the control, of the Borrower. The Borrower further agrees that the Borrower shall reimburse the Agent and the Security Trustee for any and all out-of-pocket costs and expenses incurred by the Agent and the Security Trustee in connection with the their respective activities pursuant to this Clause
        33.2. Provided that the Borrower shall not reimburse the Agent in respect of any Due Diligence Review carried out in respect of the origination of any item of Collateral, sourced or provided by MS & Co.

33.3    Disclaimers

        Each determination by the Agent of the Asset Value of one or more items of Eligible Collateral or the communication to the Borrower of any other information pertaining to Asset Value under this Agreement shall be subject to the following disclaimers:

        (a) the Agent has assumed and relied upon, with the Borrower's consent and without independent verification, the accuracy and completeness of the information provided by the Borrower and reviewed by the Agent. The Agent has not made any independent inquiry of any aspect of the subject items of Eligible Collateral or collateral underlying such item of Eligible Collateral or of the other assets or liabilities or creditworthiness of any Collateral Obligor. The Agent's view is based on economic, market and other conditions as in effect on, and the information made available to the Agent as at, the date of any such determination or communication of information, and such view may change at any time without prior notice to the Borrower.

        (b) Asset Value determinations and other information provided to the Borrower constitute a statement of the Agent's view of the value of one or more assets at a particular point in time and neither
              (i) constitute a bid for a particular trade, (ii) indicate a willingness on the part of the Agent or any Affiliate thereof to make such a bid, nor (iii) reflect a valuation for substantially similar assets at the same or another point in time, or for the same assets at another point in time.

        (c) Asset Value determinations and other information provided to the Borrower do not necessarily reflect the Agent's internal bookkeeping or theoretical model-based valuations of the subject items of Eligible Collateral or substantially similar assets.

        (d) Asset Value determinations and other information provided to the Borrower may vary significantly from valuation determinations and other information which may be obtained from other sources.

        (e) Asset Value determinations and other information provided to the Borrower are provided for information purposes only in furtherance of the provisions of this Agreement, and are not an offer to enter into, transfer and assign, or terminate any transaction.

        (f) Asset Value determinations and other information provided to the Borrower are communicated to the Borrower solely for its use and may not be relied upon by any other person and may not be disclosed or referred to publicly or to any third party without the prior written consent of the Agent, which consent the Agent may withhold or delay in its sole and absolute discretion.

        (g) the Agent makes no representations or warranties with respect to any Asset Value determinations or other information provided to the Borrower, the Agent nor the Lender shall be liable for any incidental or consequential damages arising out of any inaccuracy in such valuation determinations and other information provided to the Borrower, including as a result of any act of gross negligence or breach of any warranty.

        (h) Valuation indications and other information provided to the Borrower in connection with Clause 5 (Procedure for Loans) are only indicative of the Asset Value of the subject item of Eligible Collateral submitted to the Agent for consideration thereunder, and may change without notice to the Borrower prior to, or subsequent to, the pledge by the Borrower of such item of Eligible Collateral pursuant to Clause 5 (Procedure for Loans). No indication is provided as to the Agent's expectation of the future value of such item of Eligible Collateral.

        (i) Valuation indications and other information provided to the Borrower in connection Clause 5 (Procedure for Loans) are to be used by the Borrower for the sole purpose of determining whether to proceed in accordance with Clause 5 (Procedure for Loans) and for no other purpose.

34.     ENTIRE AGREEMENT

        This Agreement and any document referred to in this Agreement constitute the entire agreement and understanding between the parties relating to the subject matter of this Agreement and supersede any previous agreements between the Parties relating to the subject matter of this Agreement.

                                   SECTION 11
                          GOVERNING LAW AND ENFORCEMENT

35.     GOVERNING LAW

        This Agreement is governed by English law.

36.     ENFORCEMENT

36.1    Limited Recourse

        (a) Neither the Security Trustee or any Secured Party or any of the other parties hereto (nor any person acting on their behalf) shall be entitled at any time to institute against the Borrower, or join in any institution against the Borrower, of any bankruptcy, administration, monitoring, reorganisation, controlled management, arrangement, insolvency, examinership, winding up or liquidation proceedings or similar insolvency proceedings under any applicable bankruptcy or similar law in connection with any obligation of the Borrower under any Finance Document, save for lodging claims and exercising voting and all other rights available to creditors in the liquidation, winding-up, examinership or other insolvency or reorganisation proceedings of the Borrower which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligation of the Borrower and provided that the Security Trustee or any Secured Party or any of the other parties hereto may appoint a receiver pursuant to the Law of Property Act, 1925 or the Conveyancing and Law of Property Act, 1881 of Ireland (as applicable) over any of the Borrower's assets if entitled to do so in accordance with and pursuant to this Debenture.

        (b) The Security Trustee each of the Secured Parties and the other parties hereto hereby agree that they shall have recourse in respect of any claim against the Borrower only to the assets of the Borrower (provided always that this clause 36.1(b) shall in no way restrict or diminish the rights of a Finance Party under the Guarantee which shall remain in full force and effect notwithstanding that the recourse against the Borrower hereunder is so limited). In furtherance of the foregoing sentence, no recourse shall be had for the payment or performance of any obligation or liability hereunder or under any Finance Document or any claim based thereon against any director, officer or independent contractor of the Borrower except in the case of gross negligence or fraud on the part of such a person or in the event of statutory liability arising as a result of breach of law by that person.

36.2    Jurisdiction

        (a) The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

        (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        (c) This Clause 36.12 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

36.3    Service of process

        Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

        (a) irrevocably appoints Dechert LLP, (Attention: Andrew Petersen) counsel to the Borrower and Guarantor as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

        (b) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                  SCHEDULE 1
                             THE ORIGINAL PARTIES


                                    Part I
                                 The Obligors


Name of Borrower                     Registration number (or equivalent, if any)

AHR CAPITAL MS LIMITED               411989 (IRELAND)




Name of Guarantor                    Registration number (or equivalent, if any)

ANTHRACITE CAPITAL, INC.             N/A

                                    Part II
                               The Initial Lender


Name of Initial Lender                                      Maximum Credit

MORGAN STANLEY BANK                                         $300,000,000

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT


                                     Part I
             Conditions precedent to First Loan under this Agreement


1.      Obligors

        (a) The Finance Documents, duly executed and delivered by each relevant Obligor.

        (b)   A copy of the constitutional documents of each Obligor.

        (c)   A copy of a resolution of the board of directors of each Obligor:

              (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

              (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

              (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Request for Borrowing) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

        (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

        (e) A certificate of each Obligor (signed by an officer of each Obligor) confirming that borrowing or guaranteeing, as appropriate, the Total Maximum Credit would not cause any borrowing, guaranteeing or similar limit binding on such Obligor to be exceeded.

        (f) A certificate of an authorised signatory of each relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.      Legal opinions

        (a) A legal opinion of Dechert LLP, legal advisers to the Borrower in England, substantially in the form distributed prior to signing this Agreement.

        (b) If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to such Obligor in the relevant jurisdiction, substantially in the form distributed prior to signing this Agreement.

3.      Other documents and evidence

        (a) Evidence that any agent for service of process referred to in Clause 36.3 (Service of Process), if not an Obligor, and Clause 32 (Service of Process) of the Debenture has accepted its appointment.

        (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

        (c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 15 (Costs and expenses) have been paid or will be paid by the first Funding Date.

        (d) A Trust Receipt, substantially in the form of Schedule 2 of the Custodial Agreement, dated the Funding Date, from the Custodian, duly completed, with a Collateral Schedule and Exception Report attached thereto;

        (e) Any Servicing Agreement, certified as a true, correct and complete copy of the original, together with a fully executed Servicer Notice and, if the Servicer is the Borrower or an Affiliate of the Borrower, the letter of the applicable Servicer consenting to termination of such Servicing Agreement upon the occurrence and during the continuance of an Event of Default;

        (f) Any documents required to be filed, registered or recorded in order to create, in favour of the Security Trustee, a perfected, first priority security interest in the Collateral, subject to no security interest other than those created under the Finance Documents, shall have been properly prepared and executed for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordation's are required to perfect such first priority security interest;

        (g) Evidence of payment of the Commitment Fee as contemplated by Clause 11.1 (Commitment Fee); and

        (h) Copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Finance Documents, which consents, licenses and approvals shall be in full force and effect;

                                     Part II
                        Conditions precedent to all Loans

        (a) Both immediately prior to the execution of Finance Documents, making of a Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in this Agreement and the Schedules thereto and elsewhere in each of the Finance Documents shall be true, correct and complete on and as of the date of the making of such Loan in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) subject to exceptions thereto shown on a schedule delivered with the certificate referenced in the following sentence; provided, however, that the Lender shall have the absolute right to deny the funding of a Loan as a result of any disclosure in such certificate rendering any such representations and warranties untrue or incorrect in any material respect. The Agent shall have received an officer's certificate signed by a Responsible Officer of the Borrower certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorisations and is qualified to do business and in good standing in all required jurisdictions;

        (b) The aggregate outstanding principal amount of the proposed Loan together with each other Loan shall not exceed the Borrowing Base;

        (c) Subject to the Agent's right to perform one or more Due Diligence Reviews pursuant to Clause 33.2 (Periodic Due Diligence Review), the Agent shall have completed its due diligence review of the Collateral Documents for the proposed Loan and such other documents, records, agreements, instruments, encumbered properties or information relating to the Eligible Collateral as the Agent in its good faith discretion deems appropriate to review and such review shall be satisfactory to the Agent in its sole good faith discretion;

        (d) The Agent shall have received from the Custodian a Collateral Schedule and Exception Report with such Exceptions (as defined in the Custodial Agreement) as are acceptable to the Agent in its good faith discretion in respect of Eligible Collateral to be pledged hereunder on such Business Day;

        (e) The Lender shall have received a note of all fees and expenses of counsel to the Agent and the Lenders as contemplated by Clause 15 (Costs and Expenses) which amount, at the Agent and the Lenders' option, may be netted from any Loan advanced under this Agreement;

        (f)   None of the following shall have occurred and/or be continuing:

              (i) an event or events shall have occurred resulting in the effective absence of a comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Lenders not being able to finance any Collateral Loans through the "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

              (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events.

        (g) Any Interest Rate Protection Agreements are maintained with Morgan Stanley Capital Services, Inc. and have been assigned to the Security Trustee by way of security.

        (h) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

The Request for Borrowing by the Borrower hereunder shall constitute a certification by the Borrower that all the conditions set forth in this Part II of Schedule 2 (other than sub-clause (f)) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

                                    Part III
                             Additional Requirements

        (a) The Borrower and the Agent recognise and agree that the categories of collateral and defined herein as categories of assets which may be submitted by the Borrower to the Agent for review by the Agent as Eligible Collateral hereunder are general in nature and that the full scope of such Collateral categories may be unknown. Consequently, the appropriate requirements are not fully known for
              (i) the documents to be provided by the Borrower for underwriting and due diligence review by the Agent and (ii) submittals by the Borrower in order to create and perfect a first priority security interest in favour of the Security Trustee in the Collateral. Therefore, the Borrower and the Agent agree that, as a further condition precedent to funding a Loan in respect of any Collateral hereunder, the Borrower shall have made such additional representations and warranties and have delivered to the Agent all information and documents determined by the Agent in good faith to be required for its underwriting and examination of such Collateral and for the granting and perfection of a first priority security interest therein in favour of the Security Trustee.

        (b) Without limiting the generality of the foregoing of Part III (a), the Borrower shall execute and deliver all documents necessary for the granting of a first priority security interest in any Collateral in favour of the Security Trustee determined by the Agent to be Eligible Collateral hereunder, including without limitation (i) all instruments evidencing Indebtedness payable to the Borrower or pledged to the Borrower as security for such Indebtedness, (ii) all instruments granting or perfecting a security interest for the benefit of the Borrower or pledged to the Borrower as security for Indebtedness held by Borrower (including, without limitation, collateral assignments, pledge agreements), (iii) all instruments evidencing an interest in an entity otherwise held by the Borrower as security for Indebtedness held by Borrower, (iv) all instruments guaranteeing the repayment of indebtedness owed to the Borrower or held by the Borrower and
              (v) all agreements among holders of debt or equity interests providing for a priority among such parties of interests in related assets forming the basis of an item of Collateral.

                                    Part IV
              Conditions Precedent to the Amendment and Restatement

        (a) This amended and restated facility agreement duly executed and delivered by each relevant Obligor.

        (b)   A copy of the constitutional documents of the Borrower.

        (c)   A copy of a resolution of the board of directors of the Borrower:

              (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

              (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

              (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Request for Borrowing) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

        (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

        (e) A certificate of the Borrower (signed by an officer of the Borrower) confirming that borrowing the Total Maximum Credit would not cause any borrowing, guaranteeing or similar limit binding on the Borrower be exceeded.

        (f) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Part IV of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

        (g) A legal opinion of Kirkpatrick and Lockhart Preston Gates Ellis LLP, legal advisers to the Borrower in England, substantially in the form distributed prior to signing this Agreement.

        (h) A legal opinion of Arthur Cox, legal advisers to the Borrower in Ireland in the form distributed prior to signing this Agreement.

        (i) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 1.7 (Further Commitment Fee) and Clause 15 (Costs and expenses) have been paid or will be paid by the first Funding Date.

        (j) Copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Finance Documents, which consents, licenses and approvals shall be in full force and effect.

        (k) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

                                   SCHEDULE 3
                              REQUEST FOR BORROWING

Request for Borrowing under the Multi Currency Revolving Facility, dated 20 July 2007 (the "Agreement"), among AHR Capital MS Limited, the Morgan Stanley Bank and Morgan Stanley Mortgage Servicing Ltd.

the Agent:                                         MORGAN STANLEY BANK
the Borrower:                                      AHR CAPITAL MS LIMITED
Requested Fund Date:                               _____________________________
Transmission Date:                                 _____________________________
Transmission Time:                                 _____________________________
Type of Funding:                                   Table-Funded:________________
                                                   Non-Table-Funded:____________
Property Name:                                     _____________________________
Location:                                          _____________________________
Type of Eligible Collateral:
[B Note] [Mezzanine Loan]
[Mortgage Loan]
[Preferred Equity Interests]                       See Attached
Eligible Collateral to be Pledged:                 ------------
Unpaid Principal Balance:                          (pound)/(euro)/(Y)___________
Occupancy:                                         _____________________________
Interest Rate:                                     Fixed_______________________%
                                                   Floating____________________%
                                                   - Adjustment Period(s):______
                                                   Current Rate________________%
Original Amortisation Term:                        _____________________________
Current Amortisation Term:                         _____________________________
Maturity Date:                                     _____________________________
Security Position:                                 _____________________________
Acquisition Cost:                                  _____________________________
Property Type:                                     _____________________________
Number of Units/Square Ft.:                        _____________________________
Original Principal Loan Amount:                    (pound)/(euro)/(Y)___________
Acquisition/Origination Date:                      _____________________________
Payment Status:                                    _____________________________
Underwritable Cash Flow:                           _____________________________
Paid Through Date:                                 _____________________________
Advance Rate:                                      _____________________________
Spread:                                            _____________________________
Type of Optional Currency:                         _____________________________
Requested Wire Amount:                             (pound)/(euro)/(Y)___________
Wire Instructions:                                 See attached
Bank Account:                                      _____________________________
Requested by:                                      _____________________________
AHR CAPITAL MS LIMITED                             _____________________________

By:________________________________
      Name:
      Title:

                                   SCHEDULE 4
                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that the Lender to the Agent. This percentage will be certified by that the Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that the Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

        (a)    in relation to a sterling Loan:

                AB + C(B-D) + E x 0.01
                ----------------------  per cent. per annum
                      100-(A+C)

        (b)   in relation to a Loan in any currency other than sterling:

                 E x 0.01
                ---------- per cent. per annum
                   300

        Where:

        A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

        C is the percentage (if any) of Eligible Liabilities which that the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

        D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

        E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.      For the purposes of this Schedule:

        (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

        (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

        (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

        (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

        (a)   the jurisdiction of its Facility Office; and

        (b) any other information that the Agent may reasonably require for such purpose.

        Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent Based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE

To:      [        ] as the Agent

From:    [The Existing Lender] (the "Existing Lender") and
         [The New Lender] (the "New Lender")

Dated:

                     [the Borrower] - [       ] Facility Agreement
                           dated [       ] (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.       We refer to Clause 21.4 (Procedure for transfer):

         (a) The Existing Lender and The New Lender agree to The Existing Lender transferring to The New Lender by novation all or part of The Existing Lender's Maximum Credit rights and obligations referred to in the Schedule in accordance with Clause 21.4 (Procedure for transfer).

         (b)  The proposed Transfer Date is [ ].

         (c) The Facility Office and address, fax number and attention details for notices of The New Lender for the purposes of Clause 28.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on The Existing Lender's obligations set out in paragraph (c) of Clause 21.3 (Limitation of responsibility of Existing Lenders).

4. The New Lender hereby represents and warrants as of the date of this Transfer Certificate that the person beneficially entitled to interest payable to that New Lender in respect of an advance under a Finance Document falls within paragraph [o] of the definition of Qualifying Lender set out in Clause 12.1 (Definitions) of the Agreement (and insofar as the New Lender is a Qualifying Lender by virtue of paragraph
         (d) of that definition, the notifications referred to in sub-paragraph
         (iii) of paragraph (d) of that definition, or copies of them as appropriate, are attached to this Transfer Certificate).

[4/5] This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]    This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

             Maximum Credit/rights and obligations to be transferred

                            [insert relevant details]
           [Facility Office address, fax number and attention details for notices and account details for payments,]

        [Existing Lender]                                         [New Lender]

        By:                                                       By:

This Transfer Certificate is accepted by the Agent and the Transfer Date
is confirmed as [           ].

        [the Agent]

        By:

                                   SCHEDULE 6
                                   [RESERVED]

                                   SCHEDULE 7
                                   [RESERVED]

                                   SCHEDULE 8
                     LMA FORM OF CONFIDENTIALITY UNDERTAKING

                           CONFIDENTIALITY UNDERTAKING


THIS MASTER CONFIDENTIALITY UNDERTAKING is dated [o] and made between:

(1) [o]; and

(2) [o].

Either party (in this capacity the "Purchaser") may from time to time consider acquiring an interest from the other party (in this capacity the "Seller") in certain Agreements (each an "Acquisition"). In consideration of the Seller agreeing to make available to the Purchaser certain information in relation to each Acquisition it is agreed as follows:

1.      Confidentiality Undertaking

        The Purchaser undertakes in relation to each Acquisition made or to be made by it (a) to keep the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition is protected with security measures and a degree of care that would apply to the Purchaser's own confidential information, (b) to use the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom the Purchaser passes any Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this undertaking as if that person were also a party to it, and (d) not to make enquiries of any member of the relevant Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to that Acquisition.

2.      Permitted Disclosure

        The Purchaser may disclose Confidential Information which the Seller supplies to the Purchaser in relation to each Acquisition made or to be made by it:

        (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

        (b) subject to the requirements of the relevant Agreement, to any person to (or through) whom the Purchaser assigns or transfers (or may potentially assign or transfer) all or any of the rights, benefits and obligations which the Purchaser may acquire under that Agreement or with (or through) whom the Purchaser enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, that Agreement or the relevant Borrower or any member of the relevant Group in each case so long as that person has delivered an undertaking to the Purchaser in equivalent form to this undertaking; and

        (c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.      Notification of Required or Unauthorised Disclosure

        The Purchaser agrees in relation to each Acquisition made or to be made by it (to the extent permitted by law) to inform the Seller of the full circumstances of any disclosure under paragraph 2 (c) or upon becoming aware that any Confidential Information relating to that Acquisition has been disclosed in breach of this undertaking.

4.      Return of Copies

        If the Seller so requests in writing, the Purchaser shall return all Confidential Information supplied by the Seller to the Purchaser in relation to any Acquisition made or to be made by the Purchaser and in respect of which the Seller has made such a request and destroy or permanently erase all copies of such Confidential Information made by the Purchaser and use all reasonable endeavours to ensure that anyone to whom the Purchaser has supplied any such Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that the Purchaser or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2 (c) above.

5.      Continuing Obligations

        The obligations in this undertaking are continuing and, in particular, shall survive the termination of any discussions or negotiations between the Seller and the Purchaser in relation to each Acquisition made or to be made by it. Notwithstanding the previous sentence, the obligations in this undertaking shall cease in relation to that Acquisition only (a) if the Purchaser becomes a party to or otherwise acquires (by assignment or sub-participation) an interest, direct or indirect, in the Agreement which was the subject of that Acquisition or (b) twelve months after the Purchaser has returned all Confidential Information supplied to it by the Seller in relation to that Acquisition and destroyed or permanently erased all copies of such Confidential Information made by the Purchaser (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.      No Representation; Consequences of Breach, etc

        The Purchaser acknowledges and agrees that, in relation to each Acquisition made or to be made by it:

        (a) neither the Seller, nor any member of the Group the subject of that Acquisition nor any of the Seller's or the Group's respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller or be otherwise liable to the Purchaser or any other person in respect of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any such information; and

        (b) the Seller or members of the Group the subject of that Acquisition may be irreparably harmed by the breach of the terms of this undertaking and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this undertaking by the Purchaser.

7.      No Waiver; Amendments, etc

        This undertaking sets out the full extent of the Purchaser's obligations of confidentiality owed to the Seller in relation to the information the subject of this undertaking. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this undertaking and the obligations of the Purchaser hereunder may only be amended or modified by written agreement between the parties.

8.      Inside Information

        The Purchaser acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and the Purchaser undertakes not to use any Confidential Information for any unlawful purpose.

9.      Nature of Undertakings

        The undertakings given by the Purchaser in this undertaking are given to the Seller and the relevant Borrower and each other member of the relevant Group.

10.     Third Party Rights

        (a) Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this undertaking.

        (b) The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

        (c) The parties to this undertaking do not require the consent of the Relevant Persons to rescind or vary this undertaking at any time.

11.     Governing Law and Jurisdiction

        (a)   This undertaking is governed by English Law.

        (b) The parties submit to the non-exclusive jurisdiction of the English courts.

12.     Definitions

        In this undertaking terms defined in the relevant Agreement (as defined below) shall, unless the context otherwise requires, have the same meaning and:

        "Agreement" means any credit agreement in which the Seller has an interest and which requires the Seller to obtain from the Purchaser an undertaking in or substantially in the form of this undertaking as a condition to permitting disclosure by the Seller of certain information to the Purchaser.

        "Borrower" means, in relation to each Acquisition, the principal company party to the relevant Agreement;

        "Confidential Information" means, in relation to each Acquisition, any information relating to the relevant Borrower, the relevant Group, the relevant Agreement and/or that Acquisition provided to the Purchaser by the Seller or any of its affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that
        (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this undertaking by the Purchaser or (b) is known by the Purchaser before the date the information is disclosed to the Purchaser by the Seller or any of its affiliates or advisers or is lawfully obtained by the Purchaser thereafter, other than from a source which is connected with the relevant Group and which, in either case, as far as the Purchaser is aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

        "Group" means, in relation to each Acquisition, the relevant Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

        "Permitted Purpose" means, in relation to each Acquisition, considering and evaluating whether to enter into that Acquisition; and

        "Purchaser Group" means, in relation to each Acquisition, the Purchaser, each of the Purchaser's holding companies and subsidiaries and each subsidiary of each of the Purchasers holding companies (as each such term is defined in the Companies Act 1985).

THIS UNDERTAKING HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS UNDERTAKING

                                   SIGNATURES


[o]

By:



[o]

By:

                                   SCHEDULE 9

                                   [RESERVED]

                                  SCHEDULE 10

                                 PRICING MATRIX

MATRIX: B-NOTES AND MEZZANINE LOANS

              LTV                        ADVANCE RATE          INTEREST SPREAD

         >71%, but <75%                       65%                   1.30 %
                                              70%                   1.40 %
                                              75%                   1.50 %

                                              55%                   1.50 %
                                              60%                   1.55 %
         >76%, but <80%                       65%                   1.60 %
                                              70%                   1.70 %

                                              50%                   1.60 %
         >81%, but <85%                       60%                   1.75 %
                                              65%                   1.85 %
                                              70%                   1.90 %

                                              55%                   1.90 %
         >86%, but <90%                       60%                   2.00 %
                                              65%                   2.15 %

FIRST MORTGAGE LOANS                          90%                   0.75 %

CMBS

RATING

Moody's                   S&P

Baa2                      BBB                 85%                   0.45 %
                                              92%                   0.50 %
Baa3                      BBB-                85%                   0.50 %
                                              90%                   0.60 %
Ba1                       BB+                 80%                   0.70 %
                                              85%                   0.75 %
Ba2                       BB                  75%                   0.80 %
                                              85%                   0.90 %
Ba3                       BB-                 65%                   1.00 %
                                              80%                   1.25 %
B1                        B+                  50%                   1.10 %
                                              55%                   1.25 %

B2                        B                   50%                   1.20 %
                                              55%                   1.35 %

                                  SCHEDULE 11
             REPRESENTATIONS AND WARRANTIES RE: ELIGIBLE COLLATERAL

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------

With respect to each Mortgage Loan, the Borrower represents and warrants on the Funding Date of the relevant Mortgage Loan as follows, other than as set forth in the exception report provided to the Agent in accordance with the Facility:

1. The information set forth in the Preliminary Due Diligence Package is, so far as the Borrower is aware (having made all reasonable enquiries) complete, true and correct in all material respects as of the relevant Funding Date and is a complete and accurate list of all those documents which are relevant for the purposes of the Mortgage Loan.

2. Each Mortgage Loan is a whole loan or a sub-participation interest in a loan or a senior ranking interest in a loan. The Borrower has good title to, and is the sole owner of each Mortgage Loan. The Borrower has full right, power and authority to transfer and assign each of the Mortgage Loans.

3. No scheduled payment of principal and interest under any Mortgage Loan is 30 days or more past due beyond any applicable grace period, and, so far as the Borrower is aware, no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Funding Date of the relevant Mortgage Loan.

4. Each and any Custodial Identification Certificate delivered by or on behalf of the Borrower to the Custodian is full and complete without omission or defect in any material respect

5. Each Mortgage Loan constitutes a valid and binding obligation of, and is enforceable against, the underlying borrower(s) (subject to any non-recourse provisions in any of the origination documents and except as any enforcement may be limited by any other laws relating to or affecting the rights of creditors generally or by general principles of equity);

6. The Borrower or the Security Trustee in respect of the relevant Mortgage Loan has a good title to each Mortgage at law and all things necessary to perfect the Borrower's or the security trustee in respect of the relevant Mortgage Loan's title to each Mortgage have been or will be duly completed within the appropriate time or are in the process of being completed without undue delay.

7. The Borrower or the security trustee in respect of the relevant Mortgage Loan is the legal owner (subject to necessary registrations or recordings under the laws of the jurisdiction of the relevant Property) and the Borrower is the beneficial owner of the rights of the mortgagee and chargee under the Mortgages, free and clear of all encumbrances, overriding interests (other than those to which each Property is subject), claims and equities (including, without limitation, rights of set-off or counterclaim).

8. The Borrower has not received and is not aware of any written notice of any encumbrance materially and adversely affecting its title to a Mortgage Loan.

9. So far as the Borrower is aware (having made all reasonable enquiries), no Mortgage Loan has been waived, altered or modified in any material respect since such Mortgage Loan was entered into except as set out in the relevant loan documentation.

10. So far as the Borrower is aware, full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to each Mortgage Loan have been kept since the origination of the Mortgage Loan, and such records are, so far as the Borrower is aware, complete, accurate and up to date in all material respects.

11. No Mortgage Loan contains any obligation to make any further advances which remains to be performed and no part of any advance pursuant to a Mortgage Loan has been retained by the Borrower pending compliance by the Borrower with any other condition.

12. The Borrower has not received any notice of the bankruptcy, liquidation, receivership, Examinership or administration of any underlying borrower or mortgagor.

13. Each Mortgage Loan is governed by the law of the jurisdiction in which the relevant Property is located.

14. Each relevant Mortgage has been delivered for registration against the underlying borrower(s) and mortgagor(s) according to the system for registration under the law of the jurisdiction in which the relevant Property is located.

15. The Borrower has not received any notice of any event of default under the Mortgage Loans or Mortgages which has not been remedied, cured or waived or of any event of default which with the giving of notice and/or the expiration of any applicable grace period and/or making of any determination, would constitute such a default, breach or violation.

16. No Mortgage Loan has been discharged, terminated, redeemed, cancelled, rescinded or repudiated.

17. So far as the Borrower is aware, pursuant to the terms of each Mortgage Loan, no underlying borrower or mortgagor is entitled to exercise any right of set-off or counterclaim against the Borrower in respect of any amount that is payable under a Mortgage Loan.

18. Each of the Mortgage Loans and (where the security is held under a security trust) the beneficial interest in the relevant security trust may be validly assigned both to the Borrower and by the Borrower to the Security Trustee without restriction and no consent from the underlying borrower or any mortgagor is required to any such assignment.

19. So far as the Borrower is aware, all applicable Mortgages recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents.

20. So far as the Borrower is aware, in respect of each Mortgage Loan, the relevant mortgagor is required to make all payments without any deduction for or on account of taxes, except if required to do so by law. If any tax must be deducted from amounts paid or payable under a Mortgage Loan (save where such obligation arises as a result of voluntary action on the part of the Lender) then the relevant mortgagor is obliged to pay additional amounts to the relevant

        Lender so that such Lender receives a net amount equal to the full amount it would have received had the payment not been subject to tax.

21. So far as the Borrower is aware, no Mortgage Loan is cross-collateralised or cross-defaulted with any loan other than one or more other Mortgage Loans.

22. So far as the Borrower is aware, none of the Mortgage Loans permits the related Property to be encumbered by any lien or other security interest junior to or of equal priority with the security of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Borrower's knowledge, none of the relevant Properties is encumbered by any mortgage, charge, lien or other security interest junior to the security of the related Mortgage.

23. So far as the Borrower is aware, the related Mortgage Loan documents require the related underlying borrower to furnish to the mortgagee at least annually an operating statement with respect to the related Property.

24. The Borrower also makes the representations set out below in the section entitled Property-Related Representations and Warranties.

                      B LOAN REPRESENTATIONS AND WARRANTIES
                      -------------------------------------

With respect to each B Note (which expression shall also be deemed to include any other subordinated note, such as a C or D note), the Borrower represents and warrants on each Funding Date of the relevant B Note as follows, other than as set forth on the exception report provided to Lender in accordance with the
Facility:

1. The information set forth in the Preliminary Due Diligence Package is, so far as the Borrower is aware (having made all reasonable enquiries), complete, true and correct in all material respects and is a complete and accurate list of all those documents which are relevant for the purposes of the B Note.

2. The Borrower has not received any notice of any material default, breach, violation or event of acceleration under the documents evidencing or securing the B Note, in any such case to the extent the same materially and adversely affects the value of the B Note and the related underlying real property.

3.      There is no valid claim of set-off, defence or counterclaim to such B
        Note.

4. The lockbox administrator, if any, is not an affiliate of the underlying borrower.

5. The B Note documents have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganisation, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The B Note is not usurious. The Borrower has fully and validly perfected all security interests created or intended to be created pursuant to the B Note documents.

6. The terms of the related B Note documents have not been impaired, waived, altered or modified in any material respect (other than by a written instrument which is included in the Custodial Identification Certificate).

7. The assignment or other transfer of the B Note constitutes the legal, valid and binding assignment or transfer as the case may be of such B Note from the existing B Note holder to or for the benefit of the Borrower. No consent or approval by any third party is required for any such assignment or transfer of such B Note, for the Lender's exercise of any rights or remedies under the assignment of B Note, or for the Lender's sale or other disposition of such B Note if the Lender acquires title thereto, other than consents and approvals which have been obtained. No third party (including underlying real property owner and underlying real property mortgagee) holds any "right of first refusal," "right of first negotiation," "right of first offer," purchase option, or other similar rights of any kind on account of the occurrence of any of the foregoing. No other material impediment exists to any such transfer.

8. To the Borrower's knowledge, all representations and warranties in the B Note documents and in the underlying documents for the performing commercial B Note secured by a first ranking mortgage on commercial property to which such B Note relates are true and correct in all material respects.

9. To the extent required under applicable law as of the Funding Date, each party to the B Note documents was authorised to do business in the jurisdiction in which the related underlying real property is located at all times when it held the B Note to the extent necessary to ensure the validity and enforceability of such B Note.

10. So far as the Borrower is aware, no party to the B Note documents has advanced funds on account of any default under the B Note or under the underlying real property mortgage documents.

11. The servicing and collection practices used by the underlying borrower for the B Note have, so far as the Borrower is aware, complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable B Notes.

12. To the Borrower's actual knowledge, none of the following parties is a debtor in any bankruptcy or insolvency proceeding: the underlying borrower; underlying real property owner; or underlying real property mortgagee.

13. No B Note contains any obligation to make any further advances which remains to be performed by the Borrower and no part of any advance pursuant to a B Note has been retained by the Borrower pending compliance by the underlying borrower with any other condition.

14. The outstanding principal balance of the B Notes is: (TO BE DETERMINED ON EACH FUNDING DATE)

15. Interest is currently charged on the B Notes at a rate, determined in accordance with the terms of the Facility, equal to (TO BE DETERMINED ON EACH FUNDING DATE).

16. Scheduled payments of principal and interest on the B Notes have been made through (TO BE DETERMINED ON EACH FUNDING DATE).

17. The Borrower also makes the representations set out below in the section entitled Property-Related Representations and Warranties.

                  MEZZANINE LOAN REPRESENTATIONS AND WARRANTIES
                  ---------------------------------------------

With respect to each Mezzanine Loan the Borrower represents and warrants at the Funding Date of the relevant Mezzanine Loan as follows, other than as set forth in the exception report provided to the Lender in accordance with the Facility:

1. Pursuant to the terms of the Mezzanine Loan agreement, the underlying borrower is not entitled to exercise any right of set-off (except to the extent permitted by law) or counterclaim against the relevant lender in respect of any amount that is payable under the Mezzanine Loan.

2. The Borrower is not aware (from any information received by it in the course of administering the Mezzanine Loan without further inquiry) of any circumstances giving rise to a material reduction in the value of the Property since the funding date of the Mezzanine Loan other than market forces affecting the values of properties comparable to the Property in the area where the Property is located.

3. To the best of the Borrower's knowledge, (a) the Borrower is not aware of any facts which would cause a reasonably prudent lender of money secured on commercial property to decline to proceed with the Mezzanine Loan on its agreed terms; and (b) it is not aware of any matter or thing affecting the title of the underlying borrower to the Property or any other part of the security for the Mezzanine Loan which would cause a reasonably prudent lender of money secured on commercial property to decline to proceed making the Mezzanine Loan on its agreed terms.

4. The Borrower has not received written notice of (and the Borrower is not aware of) the bankruptcy, liquidation, receivership, Examinership, administration or a winding up or administrative order or dissolution made against the underlying borrower.

5. Since the date of the Borrower's acquisition of the beneficial interest in the Mezzanine Loan, no amount of principal or interest due from the underlying borrower has, at any time, been more than 14 days overdue at the date hereof.

6. The Borrower is not aware of any monetary default, breach or violation under the Mezzanine Loan or any other default, breach or violation that materially and adversely affects the value of the Property, the Mezzanine Loan or any of the security therefor which has not been remedied, cured or waived (but only in a case where a reasonably prudent lender of money secured on commercial property would grant such a waiver) or of any outstanding default, breach or violation by the underlying borrower under any of the Mezzanine Loan documents or of any outstanding event which with the giving of notice or lapse of any applicable grace period would constitute such a default, breach or violation that materially and adversely affects the value of the Property, the Mezzanine Loan or any security therefor.

7. The Borrower is not aware of any litigation or claim calling into question in any way the Borrower's title to the Mezzanine Loan or any security therefor.

8. To the Borrower's knowledge there has been no written notice of any default that has not been remedied or forfeiture of any occupational lease granted in respect of the Property.

9. During the period of the Borrower's beneficial ownership and, to the Borrower's knowledge since origination, none of the provisions of the Mezzanine Loan or any of the Mezzanine Loan documents have been waived, altered or modified in any material respect except as set out in the Custodial Identification Certificate.

10. As at the date the Mezzanine Loan closed, (a) any requisite consent of the landlord under the ground lease of the Property, and any required notice to the landlord of, the creation of the lender's security over the Property has been obtained or given and placed with the title deeds,
        (b) to the best of the Borrower's knowledge there are no defaults under such ground lease and (c) such ground lease does not contain any provision whereby it may be forfeited on insolvency or liquidation of the lessee or on any other ground except breach of covenant of the tenant's obligations or the non-payment of rent by the lessee.

11. The Custodial Identification Certificate is complete and accurate in all material respects.

12. So far as the Borrower is aware, the Mezzanine Loan has been serviced since the date of origination in accordance with applicable laws and generally accepted servicing practices for similar commercial mortgage loans.

13. To the best of the Borrower's knowledge, each of the Mezzanine Loan documents is the valid and binding obligation of the underlying borrower, enforceable in accordance with its terms, except as such enforcement may be limited by (a) insolvency, reorganisation, fraudulent conveyance, moratorium, redemption or other similar laws affecting the enforcement of creditors' rights generally and (b) general equity principles.

14. The Mezzanine Loan carries a right to payment of principal in an amount not less than the Base Currency Amount.

15. Interest is currently charged on the Mezzanine Loan at such a rate as may be determined in accordance with the provisions of the Mezzanine Loan documents.

16. As of the date the Mezzanine Loan closed, the Mezzanine Loan contains no obligation to make any further advances which remains to be performed by the lender and no part of any advance pursuant to the Mezzanine Loan has been retained by the lender pending compliance by the relevant underlying borrower or any other party with any other conditions.

17. The Borrower also makes the representations set out below in the section entitled Property-Related Representations and Warranties.

                 PROPERTY-RELATED REPRESENTATIONS AND WARRANTIES
                 -----------------------------------------------

With respect to each item of Eligible Collateral, the Borrower represents and warrants on the Funding Date of the relevant Eligible Collateral as follows, other than as set forth in the exception report provided to the Lender in accordance with the Facility:

1.      Each Property is situated within the European Union.

2. Each Property constitutes commercial (including retail, office, industrial, self storage, hospitality or other commercial uses) or multifamily residential properties.

3. To the Borrower's knowledge, in relation to each Property situated in England and Wales, title to which is registered, the title has been registered in the appropriate Land Registry with title absolute in the case of freehold property or absolute or good leasehold title in the case of leasehold property or, where registration in the appropriate Land Registry is pending, an application for registration with such title has been delivered to the appropriate Land Registry or an application for registration with such title will be delivered within the priority period conferred by an official search conducted against the relevant title at the appropriate Land Registry before completion of the purchase of the Property or (in the case of land previously unregistered) within two months of completion of the acquisition of the same.

4. To the Borrower's knowledge, in relation to each Property situated in Scotland, title has been registered or recorded at the Registers of Scotland (with no exclusion of keeper's indemnity in relation to Property registered in the Land Register of Scotland) or where registration or recording at the Registers of Scotland is pending, an application for registration or recording of such title has been delivered to the Registers of Scotland.

5. Other than any such deeds which have been lodged at the Land Registry or at the registers applicable to the jurisdiction within which the Property is situated, all title deeds to the Properties, the legal charges, the charge certificates, and the files relating to the relevant item of Eligible Collateral are held by or to the order of the Borrower or the security trustee for such item of Eligible Collateral.

6. In respect of the Mortgage Loans, the certificates of title produced by the solicitors acting for the relevant mortgagor state that each relevant Property was, as at the date of the relevant Mortgage held by the mortgagor, free from any encumbrance which would materially adversely affect such title.

7. So far as the Borrower is aware, no building or other improvement on any Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Property is free of any material damage that would affect materially and adversely the value of the Property as security for the relevant item of Eligible Collateral and is in good repair. The Borrower has neither received notice, nor is otherwise aware, of any proceedings pending for the total condemnation of any Property or a partial condemnation of any portion material to the Borrower's ability to perform its obligations under the relevant item of Eligible Collateral.

8.      No Property in England and Wales comprises unregistered land.

9. To the best of the Borrower's knowledge after using reasonable endeavours to ensure the same:

        (i) each Property is covered by a buildings insurance policy maintained by the mortgagor of the Property or another person with an interest in the relevant Property in an amount which is equal to or greater than the reinstatement value of such Property and the interest of the security trustee to such item of Eligible Collateral or the Borrower has been noted or is in the course of being noted on each policy or otherwise included by the insurers under a "general interest noted" provision in the relevant policy;

        (ii) each Property and plant and machinery therein (including fixtures and fitting improvements) is covered against those risks usually covered in transactions involving property to which the Borrower is a party of the same nature and in a comparable location; and

        (iii) in the case of each Property the relevant buildings insurance policy provides cover in respect of at least three years' loss of revenue.

        (iv) all premiums on the policies have been paid and the Borrower has not received written notice that any buildings insurance policy is about to lapse on account of failure by the relevant entity maintaining such insurance to pay the relevant premiums.

10. So far as the Borrower is aware (having made all reasonable enquiries), each Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), in connection with the origination of the relevant item of Eligible Collateral; and the Borrower, having made no independent inquiry, has no knowledge of any material and adverse environmental conditions or circumstances affecting such Property. The Borrower has not taken any action with respect to such item of Eligible Collateral or the related Property that could subject the Lender, or its successors and assigns in respect of the relevant item of Eligible Collateral, to any liability under environmental legislation and the Borrower has not received any actual notice of a material breach of any environmental law with respect to the related Property that was not disclosed in the related report. In respect of the Mortgage Loans, the related Mortgage or loan documents in the Custodial Identification Certificate requires the mortgagor to comply with all applicable environmental laws and regulations.

11. The Borrower has not received written notice of any default, or forfeiture or irritancy of any occupational lease granted in respect of a Property or of the insolvency of any tenant of a Property which would, in any case, render the relevant Property unacceptable as security for the Eligible Collateral.

12. Each Property is, to the Borrower's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the related item of Eligible Collateral (normal wear and tear excepted).

13. To the knowledge of the Borrower, there are no claims, actions, suits or proceedings pending or threatened before any court, administrative agency or arbitrator concerning any item of Eligible Collateral (or the related mortgagor) or Property that might adversely affect title to that item of Eligible Collateral (or the validity or enforceability of the related security) or that might materially and adversely affect the value of the Property as security for the item of Eligible Collateral or the use for which the premises were intended.

                                  SCHEDULE 12
                          FORM OF CUSTODIAL AGREEMENT

                                  SCHEDULE 13
                      FORM OF OPINIONS COUNSEL TO BORROWER

                                  SCHEDULE 14
                                   [RESERVED]

                                  SCHEDULE 15
                                   [RESERVED]

                                  SCHEDULE 16
                                 SERVICER NOTICE


                             FORM OF SERVICER NOTICE



[o] 20[o]



[Insert Servicer address]

Re: Multicurrency Revolving Facility Agreement dated [o] 2007 (the "Loan Agreement"), amongst, inter alia, AHR Capital MS Limited (the "Borrower") and Morgan Stanley Bank (the "Agent")


Dear Sirs/Madam:

[        ] (the "Servicer") is servicing certain collateral for the Borrower pursuant to [a] certain Servicing Agreement(s) between the Servicer and the Borrower as amended and supplemented by the related Addendum(s) thereto among the Servicer, the Borrower and the Agent (collectively, the "Servicing Agreement"). Pursuant to the Loan Agreement, the Servicer is hereby notified that the Borrower has granted a security interest to Security Trustee in respect of certain collateral which is serviced by the Servicer.

Upon receipt of a notice of Default or Event of Default (as each such term is defined in the Loan Agreement) from the Agent in which the Agent shall identify the collateral which is pledged to the Security Trustee under the Debenture (the "Pledged Collateral"), the Servicer shall segregate all amounts collected on account of such Pledged Collateral, hold them on trust for the sole and exclusive benefit of the Security Trustee, and remit such collections in accordance with the Security Trustee's written instructions. Following such notice of Default or Event of Default, the Servicer shall comply only with the instructions of the Security Trustee with respect to the Pledged Collateral without the further consent of the Borrower or any other party, and shall deliver to the Security Trustee any information with respect to the Pledged Collateral reasonably requested by the Security Trustee.

Notwithstanding any contrary information or direction which may be delivered to the Servicer by the Borrower, the Servicer may conclusively rely on any information, direction or notice of a Default or an Event of Default delivered by the Agent, and the Borrower shall indemnify and hold the Servicer harmless for any and all claims asserted against the Servicer for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Default or Event of Default.

No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Lender.

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to the Agent promptly upon receipt. Any notices to the Agent should be delivered to the following address: 1221 Avenue of the Americas,

New York, New York 10020; Attention: Mr. Andrew Neuberger, Telephone:
(212) 762 6401 Facsimile: (212) 762 9495

Yours faithfully,





AHR CAPITAL MS LIMITED

By its duly authorised attorney:  ............................

        Name:
        Title:





ACKNOWLEDGED AND AGREED:

MORGAN STANLEY MORTGAGE SERVICING LTD
(as Security Trustee)

By:     ................................

        Name:      George Keyloun
        Telephone: +44 207 677 3041
        Facsimile: +44 207 677 4654



AND

MORGAN STANLEY BANK
(as Agent)

By:

        Name:       Andrew Neuberger
        Title:
        Telephone: (212) 762-6401
        Facsimile: (212) 762-9495

                                   SIGNATURES


SIGNED, SEALED AND DELIVERED by    ) /s/  James McEvoy
the duly authorised attorney of    ) /s/  Richard Shea
AHR Capital MS Limited             )
in the presence of                 )



Signature of witness       /s/ David Godsil
                           /s/ Chris Milner

Name of witness            David Godsil
                           Chris Milner

40 EAST 52nd STREET NY,

NY 10022
Address of witness

AHR Capital MS Limited
Customs House Plaza, Block 6
IFSC, Dublin 1, Ireland
Fax:     + 353 1 636 7801
Attention: The Directors


THE AGENT AND THE INITIAL LENDER

MORGAN STANLEY BANK

By:  /s/ Andrew Neuberger

Andrew Neuberger - Authorized Signatory
2500 Lake Park Boulevard,
Suite 3C
West Valley City,
Utah 84120

c/o SPG Warehouse Group
1221 Avenue of Americas, 27th Floor
New York, New York 10020
Attention:  Andrew Neuberger
Telephone:  (212) 762 6401
Facsimile:  (212) 507 4870

with a copy to:
Morgan Stanley Law Division
1221 Avenue of Americas, 5th Floor
New York, New York 10020
Attention:   Su Sun Bai, Esq.
Telephone:   (212) 762 6789
Facsimile:   (212) 762 8896
with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention:   David C. Djaha, Esq.
Telephone:   (212) 878 8158
Facsimile:   (212) 878 8375


THE SECURITY TRUSTEE

MORGAN STANLEY MORTGAGE SERVICING LTD.

By:           /s/ Louis Mensah

Address:      20 Cabot Square, Canary Wharf, London, UK E14 4QW
Fax:          +44 207 677 4654
Telephone:    +44 207 677 3041
Attention:    Louis Mensah